UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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The Walt Disney Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 11, 2005

To our Shareholders:

The 2005 annual meeting of shareholders of The Walt Disney Company will be held at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota, on Friday, February 11, 2005, beginning at 10:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	Election of 12 Directors, each for a term of one year;

(2)	Ratification of the appointment of the Company’s registered public accountants for fiscal 2005;

(3)	Approval of the 2005 Stock Incentive Plan;

(4)	Consideration of two shareholder proposals, if presented at the meeting; and

(5)	Any other matters that properly come before the meeting.

All holders of record of shares of Disney common stock (NYSE: DIS) at the close of business on December 17, 2004, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

David K. Thompson
Senior Vice President, Deputy General Counsel –Corporate and Corporate Secretary

January 6, 2005

Burbank, California

500 South Buena Vista Street

Burbank, California 91521

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of The Walt Disney Company to be held on Friday, February 11, 2005, beginning at 10:00 a.m., at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota, and at any postponements or adjournments thereof. This proxy statement is being mailed to shareholders on or about January 6, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of Directors, ratification of the appointment of the Company’s registered public accountants, approval of the 2005 Stock Incentive Plan and consideration of two shareholder proposals, if presented to the meeting. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on December 17, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Disney common stock?

Each outstanding share of Disney common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 2,043,929,035 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 1,021,964,518 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered shareholder (that is, if you hold your stock in certificate form or participate in the Walt Disney Investment Plan or Employee Stock Purchase Program), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on February 10, 2005.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

If you participate in the Disney Salaried Savings and Investment Plan, the ABC, Inc. Savings and Investment Plan, the go.com Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock equivalent to the interest in Disney common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company by completing and returning the proxy card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received by February 9, 2005. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares in your plan for which it did receive timely instructions.

You may also revoke previously given voting instructions by February 9, 2005, by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of Directors (see Item 1);
•	for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for fiscal 2005 (see Item 2);
•	for approval of the 2005 Stock Incentive Plan (see Item 3); and
•	against approval of each of the shareholder proposals, if presented (see Item 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of Directors and the approval of PricewaterhouseCoopers LLP as our registered public accountants even if the broker does not receive voting instructions from you. Under New York Stock Exchange rules, your broker may not vote your shares on the proposal relating to the 2005 Stock Incentive Plan, or on any of the shareholder proposals absent instructions from you. Without your voting instructions on these items a broker non-vote will occur.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

Based on a review of filings with the Securities and Exchange Commission, the Company is unaware of any holders of more than 5% of the outstanding shares of Disney common stock.

How much stock do the Company’s Directors and executive officers own?

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our Directors, the executive officers named in the Summary Compensation Table below and the Directors and executive officers as a group. Except as otherwise indicated, all information is as of December 17, 2004.

Name	Aggregate Number of Shares Beneficially Owned(1)(2)		Aggregate Number of Stock Units Beneficially Owned(3)	Acquirable Within 60 Days(4)	Percent of Class Outstanding(5)
Alan N. Braverman	7,361		—	663,970	*
John E. Bryson	1,500		13,183	7,200	*
John S. Chen	5,793		1,803	—	*
Michael D. Eisner	13,934,329	(6)	—	21,460,334	1.7%
Judith L. Estrin	24,764		649	18,000	*
Robert A. Iger	126,971		—	4,381,443	*
Fred H. Langhammer	—		—	—	—
Aylwin B. Lewis	1,100		1,783	—	*
Monica C. Lozano	1,057		7,182	7,200	*
Robert W. Matschullat	8,000		7,010	1,200	*
George J. Mitchell	5,100		26,747	38,400	*
Peter E. Murphy	89,334		—	1,978,856	*
Leo J. O’Donovan, S.J.	—		649	28,800	*
Thomas O. Staggs	97,773		—	2,105,856	*
Gary L. Wilson	3,000		13,684	42,000	*
All Directors and executive officers as a group (15 persons)	14,306,082		72,690	30,733,259	2.2%

*	Represents less than 1% of the outstanding common stock of the class.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Chen—1,125 shares held for the benefit of children;
•	Mr. Eisner—21,600 shares owned by his wife and 9,600 shares held in a trust of which Mr. Eisner is the income beneficiary;
•	Ms. Lozano—57 shares held for the benefit of a child; and
•	Mr. Staggs—900 shares held by a trust for the benefit of members of his family, of which he is trustee.

All Directors and executive officers as a group disclaim beneficial ownership of a total of 33,282 shares.

(2)	For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of December 17, 2004: Mr. Eisner—30,773 shares; Mr. Iger—15,565 shares; Mr. Murphy—2,700 shares; Mr. Staggs—5,747 shares; Mr. Braverman—4,961 shares; and all executive officers as a group—59,746 shares.

(3)	Reflects the number of stock units credited as of December 17, 2004 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “How are Directors compensated?—Base Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s 2002 Executive Performance Plan which vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.

(4)	Reflects the number of shares that could be purchased by exercise of options available at December 17, 2004, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that vest within 60 days of December 17, 2004.

(5)	Based on the number of shares outstanding at December 17, 2004.

(6)	Does not include 825,000 shares held by The Eisner Foundation, Inc., a charitable not-for-profit corporation, of which Mr. Eisner is one of five family trustees and in which neither he nor any other family members have any pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2004 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of: John Bryson, John Chen, Judy Estrin, Aylwin Lewis, Monica Lozano, Robert Matschullat, George Mitchell and Gary Wilson who, due to calculation errors on the part of the Company in determining the appropriate number of shares to be credited under the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan, each filed one report (two reports in the case of Mr. Bryson and three reports in the case of Ms. Lozano and Mr. Matschullat) correcting the number of shares granted to them under that plan, with each report relating to one grant of securities; and Alan Braverman and John Garand who, due to an administrative error on the part of the Company in communicating the grant of options and restricted stock units, each filed one late report relating to one grant of options and one grant of restricted stock units.

GOVERNANCE OF THE COMPANY

Who are the current m embers of the Board?

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they currently serve, are identified below.

Director	Executive Committee		Compensation Committee		Audit Committee		Governance and Nominating Committee
John E. Bryson
John S. Chen					*
Michael D. Eisner	*
Judith L. Estrin			*	*			*
Robert A. Iger
Fred H. Langhammer
Aylwin B. Lewis							*
Monica C. Lozano					*		*	*
Robert W. Matschullat			*		*	*
George J. Mitchell	*	*
Leo J. O’Donovan, S.J.			*		*
Gary L. Wilson	*

*	Member.
**	Chair.

What is the role of the Board’s committees?

The Board of Directors has standing Audit, Governance and Nominating, Compensation and Executive Committees.

Audit Committee.    The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee is available on the Company’s Investor Relations website (www.disney.com/investors). The Audit Committee met ten times during fiscal 2004.

All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Matschullat, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations, and that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, and makes recommendations to the Board with respect to Committee assignments. The charter of the Governance and Nominating Committee is available on the Company’s Investor Relations website (www.disney.com/investors). The Committee met 11 times during fiscal 2004.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Compensation Committee.    The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating the performance of the Chief Executive Officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the Chief Executive Officer, and making recommendations to the Board regarding compensation of other executive officers and certain compensation plans. The charter of the Compensation Committee is available on the Company’s Investor Relations website (www.disney.com/investors). In fiscal 2004, the Compensation Committee met 12 times.

All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Executive Committee.    The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee’s actions are generally limited to routine matters such as the authorization of ordinary-course corporate credit facilities and borrowings. In fiscal 2004, the Executive Committee held no meetings but took action by unanimous written consent on one occasion.

Who is the Board’s Chairman?

In March 2004, the Board elected Senator George Mitchell to serve as the non-executive Chairman of the Board, for a term ending immediately after the Company’s 2005 annual meeting of shareholders. The Chairman of the Board organizes the work of the Board and ensures that the Board has access to sufficient information to enable the Board to carry out its functions, including monitoring the Company’s performance and the performance of management. In carrying out this role, the Chairman, among other things, presides over all meetings of the Board of Directors and shareholders including regular executive sessions of the Board in which management Directors and other members of management do not participate, establishes the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer, oversees the distribution of information to Directors, advises with respect to the work of each Committee and reviews (with the Governance and Nominating Committee) changes in Board membership and the membership and chair of each Committee, coordinates periodic review of management’s strategic plan for the Company, leads the Board’s review of the succession plan for the Chief Executive Officer and other key senior managers and coordinates the annual performance review of the Chief Executive Officer and other key senior managers. Prior to March 2004, the Board had created in December 2002 the position of Presiding Director of the Board, and that position was filled by Senator Mitchell until he was elected non-executive Chairman of the Board.

How does the Board select nominees for the Board?

Working closely with the full board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent Directors and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee has also retained a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee—whether the prospective nominee is recommended by a shareholder or otherwise—it makes an initial determination as to whether to conduct a full evaluation, taking into account the information provided to the Committee with the recommendation of the candidate as well as the Committee’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;
•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;
•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers, guests and communities; and
•	the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations as described in “Additional Information—Advance Notice Procedures” below.

How does the Board determine which Directors are considered independent?

In January 2004, the Board enhanced its Corporate Governance Guidelines by, among other things, adopting a definition of director independence that meets and in some areas exceeds the listing standards of the New York Stock Exchange. In November 2004, the Board updated the Guidelines to reflect changes to the New York Stock Exchange listing standards. The portion of the Guidelines addressing Director independence is attached to this proxy statement as Annex I, and the full text of the Guidelines can be found in the Investor Relations section of the Company’s website (www.disney.com/investors). A copy may also be obtained upon request from the Company’s Corporate Secretary.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in November 2004. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions—What related party transactions involved Directors?” below. The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Michael Eisner, Robert Iger and John Bryson. Messrs. Eisner and Iger are considered inside Directors because of their employment as senior executives of the Company. Mr. Bryson is considered a non-independent outside Director as a result of the dollar amount of business transactions during fiscal 2004 between the Company and its subsidiaries and Lifetime Entertainment Television, a company that employs Mr. Bryson’s wife in an executive capacity. During fiscal 2004, Lifetime acquired programming and purchased advertising time from, and sold advertising time to, Company subsidiaries in an aggregate amount that exceeded 2% of Lifetime’s total revenues for that year. We provide additional information regarding compensation provided to Mr. Bryson’s wife under “Certain Relationships and Related Transactions—What related party transactions involved Directors?” below.

In determining that each of the other Directors is independent, the Board considered that the Company and its subsidiaries in the ordinary course of business sell products and services to, and/or purchase products and services from, companies at which certain Directors, including Messrs. Chen, Langhammer, Lewis, Matschullat and Wilson and Ms. Lozano, serve (or recently served or are expected to serve in the coming year) as an executive officer or Chairman of the Board. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines, reaching approximately 1% of the total revenue in one case and in the other cases falling well below 1%. The Board also determined that these transactions were not otherwise material to the other company or to the Company and that none of our Directors had a material interest in the transactions with these companies. The Board therefore determined that none of these relationships impaired the independence of the Directors. The Board also considered that some Directors were directors (but not officers) of companies or institutions that the Company sells products and services to or purchases products and services from, but determined that these relationships did not impair the independence of those Directors.

How often did the Board meet during fiscal 2004?

The Board met fifteen times during fiscal 2004. All but two Directors attended all of the meetings of the Board and Committees on which he or she served, and each Director attended at least 85% of all of the meetings of the Board and Committees on which he or she served. All of the Directors attended the Company’s 2004 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the shareholders of the Company, the Board and Committees of which he or she is a member.

How are Directors compensated?

Base Compensation.    Effective July 1, 2004, each non-employee Director other than the Chairman of the Board receives an annual retainer of $65,000 and an annual Committee retainer of $10,000 for each Committee of which he or she is a member, payable in quarterly installments in arrears. Committee chairs receive an additional annual retainer of $15,000. Each non-employee Director also receives a quarterly deferred stock unit grant having a value at grant of $15,000, based on the average of the high and low trading prices of Disney stock averaged over the last ten trading days of the quarter. These units are fully vested upon crediting and are distributed to the Director in shares of Disney stock on the second anniversary of the grant date.

Each Director is required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she leaves the Board.

The Chairman of the Board receives an annual retainer of $500,000, credited quarterly in arrears in installments of $125,000 each (prorated for partial periods of service), and payable 100% in the form of deferred stock units of Disney stock. The number of stock units credited for each full calendar quarter is determined by dividing $125,000 by the average of the high and low trading prices of Disney stock averaged over the last ten trading days of the quarter. The deferred units are fully vested upon crediting, are distributed 100% in shares of Disney stock in January of the year following the year of crediting and are subject to the retention requirement applicable to all other Directors as described above. The Chairman receives no other cash retainer, meeting fees or restricted stock grants, but receives the annual stock option grant described below.

Directors who are also employees of the Company receive no additional compensation for service as a Director.

Under the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan, non-employee Directors may elect, on an annual basis, to receive all or part of their retainers in Disney stock, distributed after the end of each calendar year, or to defer all or part of their compensation until the termination of their service as a Director. Deferred compensation may be maintained, at the participating Director’s election, in a cash or stock unit account. In addition, the Board may direct the Compensation Committee to establish a stock unit account for an eligible Director and to credit such eligible Director’s stock unit account with stock units instead of paying the retainer and fees in cash on a non-elective basis at such times and in such amounts as the Board determines (i.e., regardless of whether such eligible Director elects to defer any portion of his or her cash compensation under the Plan).

Options.    Each non-employee Director receives an automatic grant, on March 1 of each year, of options to purchase 6,000 shares of the Company’s common stock. For fiscal 2004, Ms. Estrin, Ms. Lozano, Fr. O’Donovan and Messrs. Bryson, Chen, Lewis, Matschullat, Mitchell and Wilson received grants under this plan, as did former Directors Thomas Murphy and Raymond Watson. Each option grant, vesting in equal installments over five years and having a ten-year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $26.84 in the case of options granted in 2004. In the event of termination of service by reason of mandatory retirement or permanent disability, the options continue to vest in accordance with their original schedule. In the event of termination of service by reason of death, the options vest immediately. In either case, the options remain exercisable for five years following termination, but in no event longer than the original expiration date of the option. In all other cases, options cease to vest upon termination and all options must be exercised within three months of termination.

Other.    To encourage Directors to personally experience the Company’s products, services and entertainment offerings, the Board adopted a policy effective June 30, 2004, that, subject to availability, entitles each non-employee Director (and his or her spouse, children and grandchildren) to use Company products, attend Company entertainment offerings and visit Company properties (including staying at resorts, visiting theme parks and participating in cruises) at the Company’s expense, up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. In addition, the Company reimburses Directors for travel expenses incurred in connection with attending Board, Committee and shareholder meetings and for other Company-business related expenses (including the travel expenses of spouses and children or grandchildren if they are specifically invited to attend the event for appropriate business purposes), which may include use of Company aircraft if available and approved in advance by the Chairman of the Board or the Chief Executive Officer.

The Company does not provide retirement benefits to Directors under any current program. Three persons who served as Directors during fiscal 2004 are eligible for benefits under a retirement policy terminated as of December 31, 1994, based upon their years of service through that date: Stanley Gold, who was a Director until December 1, 2003, receives 70% of the annual retainer payable to non-employee Directors each year for seven years following such date; Raymond Watson, who was a Director until March 3, 2004, is entitled to receive 100% of the annual retainer for 19 years following his retirement; and Mr. Wilson will be entitled to receive 50% of the annual retainer for five years following his retirement.

Certain Relationships and Related Transactions—What related party transactions involved Directors?

Director John Bryson’s wife, Louise Bryson, serves as Executive Vice President—Distribution and Business Development for Lifetime Entertainment Television, a cable television programming service in which the Company has an indirect 50% equity interest. Ms. Bryson received an aggregate salary (including car allowance and payments of deferred compensation) of $480,191 for her services with Lifetime during fiscal 2004 and received a bonus of $483,195 in fiscal 2004 with respect to her services in fiscal 2003. She is also eligible for an annual bonus for fiscal 2004, although as of December 31, 2004, no bonus determination for 2004 had yet been made by Lifetime with respect to Ms. Bryson. By agreement among the Company, Lifetime and Lifetime’s other equity owner, The Hearst Corporation, neither the Company nor any of its employees or affiliates participates in any decision making at Lifetime with respect to Ms. Bryson’s performance or compensation. In addition, as noted above, Lifetime acquired programming and purchased advertising time from, and sold advertising time to, Company subsidiaries, but the Company believes that neither Mr. Bryson nor Ms. Bryson had a material direct or indirect interest in those transactions.

The Company paid $39,200 to Air Shamrock, Inc. as reimbursement for use of an Air Shamrock aircraft for business travel in fiscal 2004 by Roy Disney, who was Vice Chairman of the Company and a Director until November 30, 2003. This payment was in addition to previously disclosed amounts paid in fiscal 2004 for travel in fiscal 2003. Payment was based on an independent evaluation obtained by the Company of the average incremental cost of operating the type of aircraft typically used by the Company including an allowance for incidental expenses, which together formed the basis for an agreed maximum reimbursement rate. Air Shamrock is owned by Shamrock Holdings, Inc., of which Mr. Disney is a director and which is wholly owned by Mr. Disney and his children and trusts for their and his grandchildren’s benefit. Stanley Gold, a former Director, is also a director of Air Shamrock, Inc. and President and Chief Executive Officer of Shamrock Holdings, Inc.

Company President and Director Robert Iger’s father-in-law, Eugene Bay, is a principal of Eugene Bay Associates, Inc., a marketing company that has been retained by the Company’s subsidiary ESPN, Inc. since

1990 (prior to Mr. Iger’s marriage to Mr. Bay’s daughter) to provide sports marketing services. Mr. Bay’s company received a total of $151,275 for services provided during fiscal 2004.

The Company’s subsidiary ABC, Inc. makes an office and secretarial services available to Thomas Murphy, who served as a Director of the Company until March 2004 and was Chairman of the Board of Capital Cities/ABC, Inc. prior to its acquisition by the Company in 1996. ABC, Inc. also provides Mr. Murphy with a leased car and a driver. The aggregate cost to the Company of the secretarial and transportation services in fiscal 2004 was approximately $253,057; Mr. Murphy’s office did not represent an incremental expense to the Company, but reflected an internal cost allocation of approximately $87,387. Ray Watson also served as a Director of the Company until March 2004 and his son, David Watson, worked as executive director for new media for a Company subsidiary during the year, receiving an aggregate salary and bonus of $153,596.

Pursuant to the provisions of the Company’s bylaws and indemnification agreements, fees and other expenses incurred in connection with derivative litigation against current and former Directors relating to the employment agreement with the Company’s former president, Michael S. Ovitz, as described in the Company’s 2004 Annual Report on Form 10-K, are being advanced on behalf of those Directors by the Company or the Company’s insurer. Accordingly, from the beginning of fiscal 2004 through December 31, 2004, the Company advanced (or provided services at the Company’s cost in an amount equal to) $4,198,489 for such fees and expenses, including legal fees, relating to the foregoing matters on behalf of such current and former Directors including Messrs. Gold, Disney, Eisner, Mitchell, Murphy, Watson and Wilson and Fr. O’Donovan. Of this amount, $3,952,481 was paid to a law firm representing current and former Directors including Messrs. Mitchell, Murphy, Watson and Wilson and Fr. O’Donovan; $10,373 was paid to a law firm representing Messrs. Disney and Gold; $9,657 was paid to a law firm representing Mr. Eisner; and the remainder was advanced for other related expenses. All amounts advanced by the Company and not yet reimbursed by the Company’s insurer are subject to a reservation of rights to such reimbursement. Additional amounts (not included above) were paid directly by the Company’s insurer. Some bills with respect to the foregoing matters submitted to the Company are either reviewed and processed for payment or sent to the Company’s insurer for payment, and other bills have been submitted directly to the Company’s insurer.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to Chairman of the Board, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-0931. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Does the Company have a Code of Ethics?

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors. Both the Standards of Business Conduct and the Code of Business Conduct and Ethics for Directors are available on the Company’s Investor Relations website (www.disney.com/investors). The Company intends to post amendments to or waivers from its Standards of Business Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) or to the Code of Business Conduct and Ethics for Directors at this location on its website.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board, as revised in December 2003, specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;
•	the adequacy of the Company’s system of internal controls;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications and independence of the Company’s independent registered public accountants; and
•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

The full text of the Committee’s charter is available on the Company’s Investor Relations website (www.disney.com/investors).

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;
•	supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and
•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met ten times during fiscal 2004. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants and with the Company’s internal auditors, in each case without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2004, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

John S. Chen

Monica C. Lozano

Robert W. Matschullat, Chair

Leo J. O’Donovan, S.J.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of the Board has furnished the following report on executive compensation for fiscal 2004.

The Company’s executive compensation philosophy

The fundamental objectives of the Company’s executive compensation policies are to ensure that executives are provided incentives and compensated in a way that advances both the short- and long-term interests of shareholders while also ensuring that the Company is able to attract and retain executive management talent.

The Company approaches this objective through three key components:

•	a base salary;
•	a performance-based annual bonus, which may be paid in cash, shares of stock, stock units or a combination of these; and
•	periodic (generally annual) grants of long-term stock-based compensation, such as stock options, restricted stock units and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements.

During fiscal 2004, the Compensation Committee, with advice and assistance from an independent compensation consultant, devoted extensive attention to redesigning its approach to the last two of these components, with particular emphasis on redefining the process for setting individual bonuses for executive officers and bonus pools for all other bonus-eligible individuals, and establishing new standards for long-term incentive grants. The redesign efforts were completed late in the year, and the new processes will be applied beginning in fiscal year 2005.

The following report first reviews the processes that the Committee has implemented for fiscal year 2005 and beyond, and then describes the process followed by the Committee in determining key elements of fiscal year 2004 executive compensation, including compensation for the executive officers named in the Summary Compensation Table in this proxy statement.

New executive compensation policies beginning in fiscal 2005

In December 2004, the Committee completed a redesign of the processes relating to annual bonus and long-term incentive grants that is intended to achieve two principal objectives:

•	formalize the Company’s historical practice of linking compensation with performance, measured at the Company and business segment levels; and
•	improve the clarity of the Company’s compensation practices and objectives for both employees and shareholders.

Annual bonuses for named executive officers

Beginning in fiscal year 2005, the annual bonus process for executive officers named in the Summary Compensation Table in this proxy statement will involve five basic steps:

•	At the outset of the fiscal year:

(1)	setting overall Company performance goals for the year;
(2)	setting individual performance measures for the year; and
(3)	setting a target bonus for each individual;

•	After the end of the fiscal year:

(4)	measuring actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus; and
(5)	making adjustments to the resulting preliminary bonus calculation to reflect the Company’s performance in earnings per share growth relative to the performance of other S&P 500 companies.

These five steps are described below:

(1) Setting Company performance goals.    Early in each fiscal year, the Compensation Committee, working with senior management and the Committee’s compensation consultant, will set performance goals for the Company (which will be in addition to a performance target which will be set in compliance with Section 162(m) in accordance with the Company’s past practice as described below under “Compliance with Section 162(m)”). Seventy percent of the final bonus determination for each executive will be based upon performance against these goals.

For fiscal 2005, four Company performance goals have been established:

•	operating income;
•	after-tax free cash flow (cash flow from operations less investments in theme parks, resorts and other properties);
•	economic profit (net operating profit after tax, minus a charge for capital employed in the business, based on the cost of capital); and
•	earnings per share.

The Committee will weight each of the performance goals as it deems appropriate for each fiscal year. For fiscal year 2005, the Committee has decided that the goals listed above will each be given equal weight.

In determining the extent to which the pre-set performance goals are met for a given period, the Committee will exercise its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings. To the extent appropriate, the Committee will consider the nature and impact of such events in the context of the remaining 30% of the bonus determination.

(2) Setting individual performance measures.    As it sets Company-wide performance goals, the Committee will also set individual performance measures for each executive. These measures will allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures, including, for example, exceptional performance of each individual’s functional responsibilities as well as leadership, creativity, collaboration, diversity initiatives, growth initiatives, crisis management and other activities that are critical to driving long-term value for shareholders.

(3) Setting a target bonus.    Once the Company-wide goals and individual performance measures are set, the Committee will establish a target bonus amount for each executive. This amount is expected to be significantly below the upper bonus limit established for each executive under the Company’s 2002 Executive Performance Plan, which was approved by shareholders in 2002. It will also be subject to the conditions of payment set forth in that plan, as required by Section 162(m) of the Internal Revenue Code.

The bonus target will take into account all factors that the Committee deems relevant, including (but not limited to) a review of peer group compensation both within the entertainment industry and more broadly, and the Committee’s assessment of the aggressiveness of the level of growth reflected in the Company’s annual operating plan.

For each of the performance goals, there will be a formula that establishes a payout range around the target bonus allocation. The formula determines the percentage of the target bonus to be paid, based on a percentage of goal achievement, with a minimum below which no payment will be made and an established upper cap.

(4) Measuring performance.    After the end of the fiscal year, the Committee will review the Company’s actual performance against each of the performance goals established at the outset of the year.

To make its preliminary bonus determination, the Committee will then adjust 70% of the target bonus amount up or down to reflect actual performance as compared to the performance goals. The remaining 30% of the preliminary bonus determination will be based upon the Committee’s assessment of other individual performance goals set at the outset of the year as well as the executive’s role and responsibilities with respect to any one-time, unusual or infrequent items. This assessment will allow the Committee an opportunity to take into account each executive’s personal performance and contribution during the year and this portion of the bonus may be adjusted up or down depending on the level of performance against the individual goals.

(5) Adjustment to reflect comparative performance.    The last step in the bonus process will be a final adjustment of the preliminary bonus amount to take into account the extent to which the change in the Company’s earnings per share for the year outperformed or underperformed EPS change over the same period among all other S&P 500 companies. The preliminary bonus amount will be subject to reduction by up to 20% in the event of relative underperformance or increase by up to 20% in the event of overperformance.

Discretion.    Under the redesigned incentive bonus plan, the Compensation Committee will continue to have discretion as to whether annual bonuses for the Company’s most senior corporate executive officers will be paid in cash, restricted stock, restricted stock units or a combination thereof. Any restricted stock or restricted stock units that are awarded will be granted under a long-term incentive plan approved by the shareholders of the Company (currently the 1995 Stock Incentive Plan). The Committee also retains discretion, in appropriate circumstances, to grant a lower bonus or no bonus at all.

Compliance with Section 162(m).    In order to ensure that bonuses paid to executives subject to Section 162(m) will be deductible by the Company, the specified performance target(s) set for each fiscal year under the 2002 Executive Performance Plan must also be met, as described under “Fiscal 2004; Annual Bonuses; Executive Officers” below. For fiscal year 2005 the performance criterion is “adjusted net income,” as defined in the Company’s 2002 Executive Performance Plan. In the event that the Section 162(m) performance target(s) for fiscal 2005 are not met, no bonuses will be paid to any Section 162(m) executives under the 2002 Executive Performance Plan or the redesigned bonus program, even if the performance goals under the redesigned program have been achieved. However, as noted below under “How is the Company addressing Internal Revenue Code limits on deductibility of compensation?”, the Compensation Committee will retain the right to award bonuses outside of these plans in appropriate circumstances, including bonuses that may not be deductible in part or in full.

Annual bonuses for other bonus eligible employees

Beginning in fiscal year 2005, the size of the pool of funds from which bonuses may be awarded to corporate executives other than those named in the Summary Compensation Table as well as business segment executives and other eligible employees will depend upon performance against financial goals and other measures established at the outset of the fiscal year.

At the corporate level, 70% of the bonus pool determination will be based upon performance against the same financial measures used for bonus determinations for executive officers named in the Summary Compensation Table, as described above under “Setting Company performance goals.” The remaining 30% will be based on an assessment by senior management and the Committee of other performance factors.

For the Company’s business segments, 50% of the bonus pool determination will be based upon performance against segment-level financial goals, 30% will be based on other segment-level performance factors and 20% will be based on the Company’s overall performance against the Company performance goals described above under “Setting Company performance goals.”

As in the past, actual bonus awards to individual eligible employees will remain subject to the overall discretion of the Committee.

Long-term incentive compensation

In December 2004, the Committee also approved a new approach to long-term incentive compensation as a complement to the modifications made to the Company’s annual bonus compensation policies. The redesign also took into account evolving practices at other major public corporations, as well as the Company’s own critical objective of further enhancing linkages between employee performance and the creation of shareholder value. Key elements of the redesigned policy include:

•	introducing performance requirements for the vesting of some long-term incentive grants granted to senior executives;
•	increasing the proportion of restricted stock units (RSUs) and decreasing the proportion of stock options used in long-term incentive awards;
•	establishing minimum stock ownership requirements for named executive officers;
•	establishing holding requirements for named executive officers for a portion of any shares acquired upon the exercise of options granted after December 2004 under the long-term incentive plan; and
•	shortening the life of stock option grants from ten to seven years.

Mix of restricted stock units and stock options.    Beginning in fiscal year 2005, the long-term incentive policy contemplates that long-term compensation will generally take the form of a mix of restricted stock unit grants and option awards. It is anticipated that, for grants made to senior executives, approximately 60% of the total value of a long-term compensation award will typically take the form of restricted stock unit grants, with stock options accounting for the remaining value. The Committee may in the future make adjustments to this mix of award types or approve different award types, such as restricted stock, as part of the overall long-term incentive award.

Vesting of restricted stock units.    Under the new policy, restricted stock unit awards granted as long-term incentive compensation to senior executives will generally continue to have scheduled vesting dates on each of the second and fourth anniversary dates of the grant date, and on each of those dates 50% of the total award will be scheduled to vest, contingent upon the executive’s continued employment with the Company. However, the scheduled vesting with respect to half of the stock units eligible for vesting on each such anniversary date will also be subject to a performance-based vesting requirement; namely, that the Company’s “total shareholder return” (as described below) as of each of such vesting dates must exceed the weighted average “total shareholder return” of corporations in the Standard & Poor’s 500 Index over either the prior year or the prior three years. If the performance test is not met on the first scheduled vesting date, the stock units subject at that time to the performance requirement may still vest on the second vesting date (i.e., on the fourth anniversary date), provided that the performance test for the second vesting date is met, and the executive remains employed. For purposes of these determinations, “total shareholder return” reflects (i) the aggregate change, for the performance time period specified, in the market value of the Company’s or the S&P 500 Index, as the case may be, and (ii) the value returned to shareholders in the form of dividends or similar distributions, assumed to be reinvested on a pre-tax basis, during the performance period.

The 50% of the restricted stock unit grants not subject to performance vesting will be scheduled to vest in equal tranches on the second and fourth anniversaries of grant, contingent upon the executive’s continued employment with the Company. However, for executives subject to Section 162(m), vesting of all restricted stock units covered by the grant will be subject to performance-based vesting requirements that will be established to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code.

The foregoing performance-based requirements do not relate to restricted stock unit awards granted in lieu of cash under the Company’s annual bonus program, because the bonus awards under that program are granted based on performance under the annual bonus incentive program and, in the case of awards to the named executive officers, are themselves subject to the requirements of Section 162(m). The amounts of these awards will be determined based on the annual bonus earned by the executive and the portion thereof, if any, determined by the Committee to be payable as a restricted stock unit award. Half of these awards will generally become vested at the end of two years and the remainder at the end of four years, contingent upon the continued employment of the executive, unless vesting is accelerated as provided in employment agreements, awards or plan documents. See note 1 to the Summary Compensation Table. However, the Committee has on occasion made adjustments to the vesting schedule for bonus-related restricted stock units and reserves the right to do so in the future.

Stock options.    The Committee anticipates that stock options will continue to be granted with exercise prices equal to the market price of the Company’s stock on the date of grant and will vest over four years, based on continued employment. The Committee anticipates that new option grants will have a term of seven years, rather than the ten-year term that has been used in the past. The Committee will not grant stock options with exercise prices below the market price of the Company’s stock on the date of grant, and will not reduce the exercise price of stock options without shareholder approval.

Stock ownership and holding policy.    As part of the redesigned incentive compensation program, the Committee has established new stock ownership and holding requirements for the executive officers named in the Summary Compensation Table. These officers will now be expected, over time, to acquire and hold Company stock equal in value to at least three to five times their base salary amounts, depending on their positions. In addition, for all stock option grants made beginning in 2005, the executives will be required, as long as they remain employed by the Company, to retain ownership of shares representing at least 75% of the after-tax gain realized (100% in the case of the Chief Executive Officer) upon exercise of such options for a minimum of 12 months. The Committee believes that this ownership and holding policy further enhances the alignment of executive and shareholder interests and thereby promotes the objective of increasing shareholder value.

Periodic review.    The Committee intends to review the operation of the redesigned long-term incentive program at least annually to be assured that its key elements continue to meet the Company’s fundamental objective of enhancing the alignment of senior management’s interests with those of its shareholders.

Compensation Decisions for Fiscal 2004

Base salaries

As in the past, during fiscal year 2004 base salaries for executive officers took into consideration a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies (primarily large, diversified publicly held corporations, with particular focus on major entertainment companies);
•	the experience of the individual executive; and
•	(except in the case of their own compensation) the recommendations of the Chief Executive Officer and the President and Chief Operating Officer.

Among the executives whose compensation is reported in the Summary Compensation Table below, all but Mr. Murphy are employed pursuant to agreements described under “Employment Agreements” below. Their salaries are shown in the “Salary” column of the Summary Compensation Table.

Mr. Staggs’ salary was increased during the year from $875,000 to $950,000, as specified in his employment agreement. During the year, the Committee approved an increase in Mr. Murphy’s salary from $875,000 to $950,000. In approving the increase, the Committee took into account the factors described above as well as the Committee’s own assessment of the scope of Mr. Murphy’s responsibilities and the quality of his leadership in promoting strategic growth.

Annual bonuses for named executive officers

Fiscal year 2004 bonuses for each of the executives named in the Summary Compensation Table in this proxy statement were granted under the Company’s 2002 Executive Performance Plan, which was approved by shareholders at the Company’s 2002 annual meeting. Under this plan, the Committee established, early in the fiscal year, an overall Company performance target based on the achievement of a specified level of “adjusted net income.” This measure allows for adjustments to reported net income to account for such factors as changes in accounting principles and extraordinary events reported in the Company’s public filings, although none of the permitted adjustments had a significant effect on the final determination of achievement of the performance target for fiscal year 2004.

After the end of the fiscal year, the Committee determined that the fiscal 2004 target had been achieved and that bonuses could be paid under the plan in accordance with Section 162(m). In determining the award amounts, the Committee took into account, among other factors, the Company’s greatly improved performance during fiscal 2004 as measured by, among other things, its 72% growth in earnings per share before the cumulative effect of an accounting change and improvements in segment operating income and free cash flow. The Committee also took into account a review of compensation paid for comparable positions at other large, publicly held corporations, with particular focus on major entertainment companies, and the recommendations of the Chief Executive Officer and the President and Chief Operating Officer (other than with respect to their own bonuses).

In the case of Mr. Eisner, the Committee’s fiscal 2004 bonus determination took into account that his base salary remains lower than that of chief executives of comparable corporations and thus a greater proportion of his overall compensation is subject to the Company’s overall performance. In awarding Mr. Eisner’s bonus, the Committee also took into account the Company’s greatly improved performance in fiscal 2004, as noted above. Based upon these considerations, and with advice from the Committee’s independent consultant, the Committee awarded Mr. Eisner the bonus of $7,250,000 as set forth in the Summary Compensation Table.

Long-term compensation

In fiscal 2004, the Committee used two key forms of long-term compensation for executive officers named in the Summary Compensation Table: annual stock option and restricted stock unit awards and performance-based long-term incentive awards.

Annual stock option and restricted stock unit awards.    Under the Company’s Amended and Restated 1995 Stock Incentive Plan, which was in effect in fiscal year 2004, the Committee granted stock options and restricted stock units on commencement of employment and on an annual basis in amounts that took into account such factors as the goals of the long-term incentive program, market data on total compensation packages, the value of long-term incentive grants at targeted external companies, total shareholder return, share usage and shareholder dilution. Special grants were also occasionally authorized outside of the annual-grant framework, though a grantee who received a special grant that exceeds the typical annual-grant level would generally not be eligible for annual grants for two to five years or until he or she is promoted, enters into a new employment agreement or is within twelve months of full vesting, unless the Committee specifically determines otherwise. These grants were designed to provide long-term incentives to executive officers and to better align interests of executives with the interests of shareholders. In fiscal 2004, Mr. Braverman received stock options and stock unit awards as reflected in the Summary Compensation Table.

All such grants made during fiscal 2004 were approved by the Committee, taking into account the recommendations of Mr. Eisner and Mr. Iger as well as the other factors described above.

Long-term performance-based awards.    Under the 2002 Executive Performance Plan, the Compensation Committee is authorized to grant restricted stock or restricted stock units that are intended to qualify as performance-based compensation under Section 162(m). In general, restricted stock granted under the plan is a grant of stock that is subject to forfeiture if specified performance-based vesting requirements are not satisfied, and restricted stock units are awards denominated in shares of the Company that are payable to a participant in cash or shares upon satisfaction of performance-based conditions specified by the Committee.

In April 2004, the Committee approved a grant of 250,000 performance-based restricted stock units to Alan Braverman, the Company’s Senior Executive Vice President and General Counsel, as reflected in the Long-Term Incentive Plans award table elsewhere in this proxy statement. The grant reflected Mr. Braverman’s promotion to that position during fiscal 2003. In approving the award, the Committee sought to provide Mr. Braverman with an element of incentive compensation focused on mid-range performance periods (i.e., in the two- to four-year range); the amount of the award took into consideration the awards made in the same amount to other senior executive vice presidents of the Company in 2002, before Mr. Braverman assumed his current position. Vesting requirements are based upon Mr. Braverman’s continued employment and the attainment of performance targets for a two-year performance period comprised of fiscal years 2005 and 2006 and a second two-year performance period comprised of fiscal years 2007 and 2008. In accordance with Section 162(m), the target for the first performance period was set within the first 90 days of fiscal 2005 on the basis of “adjusted net income” as provided under the 2002 Executive Performance Plan. The performance target for the second two-year period will be set within the first 90 days of fiscal 2007. Subject to satisfaction of all requirements applicable to the relevant period, 50% of the stock units will vest after the first performance period and the remainder will vest after the second period. The stock units are payable in cash or shares of Company common stock in the Company’s discretion within 30 days following satisfaction of vesting conditions. The stock units have no voting rights unless and until paid in shares of common stock. Any dividends paid on the Company’s common stock while the stock units are outstanding are deemed reinvested as stock units. Accelerated vesting occurs under the awards upon a change in control of the Company followed by termination in certain circumstances, or upon death, permanent disability, wrongful termination or termination by the employee for “good reason,” regardless of whether any performance periods have been completed. See “Employment Agreements—Alan N. Braverman.”

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee designs certain components of executive compensation to ensure full deductibility. The Committee believes, however, that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.

Members of the Compensation Committee

Judith L. Estrin (Chair)

Robert W. Matschullat

Leo J. O’Donovan, S.J.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2004 or as of the date of this proxy statement is or has been an officer or employee of the Company. Pursuant to the provisions of the Company’s bylaws and indemnification agreements, fees and other expenses incurred in connection with derivative litigation are being advanced to current and former Directors including Fr. O’Donovan. Accordingly, from the beginning of fiscal 2004 through December 31, 2004, the Company advanced (or provided services at the Company’s cost in an amount equal to) $4,198,489 for such fees and expenses, including legal fees, on behalf of such current and former Directors including Fr. O’Donovan. Of this amount, $3,952,481 was paid to a law firm representing current and former Directors including Fr. O’Donovan. For additional information regarding these indemnification arrangements, see “Governance of the Company—Certain Relationships and Related Transactions—What related party transactions involved Directors?”

Employment Agreements

Michael D. Eisner.    Mr. Eisner serves as Chief Executive Officer of the Company pursuant to an employment agreement originally entered into on January 8, 1997, as amended and restated on June 29, 2000. The agreement provides for Mr. Eisner’s employment through September 30, 2006 (subject to earlier termination under certain circumstances as described below).

Under the agreement, Mr. Eisner currently receives a base salary of $1,000,000 per year, subject to possible increase by the Board. Bonus compensation to be paid to Mr. Eisner, if any, is determined pursuant to the Company’s 2002 Executive Performance Plan and, beginning with his bonus for fiscal 2005, the Company’s Management Incentive Bonus Program. In addition, in the event of termination of Mr. Eisner’s employment by the Company in a manner that is a breach of the agreement or termination by him for “good reason” as described below, Mr. Eisner is entitled to receive post-termination annual bonuses for the full remaining term of the employment agreement and the 24-month period thereafter, with the 24-month period being subject to reduction to twelve months if he takes employment with another major entertainment company other than as an independent producer within twelve months of termination. Each such post-termination bonus would be in the amount of the greater of $6,000,000 or the average of the three highest bonuses in the last four years prior to termination. In the event of termination of employment as a result of death or disability or upon normal termination of the agreement in September 2006, Mr. Eisner will be eligible for a bonus for the fiscal year in which the termination occurs and will receive post-termination bonuses calculated in accordance with the foregoing for the 24 months following such fiscal year.

The Company has the right to terminate Mr. Eisner’s employment upon his death, upon illness or disability that has incapacitated him for six consecutive months, or for “good cause,” which is defined as gross negligence, malfeasance or resignation without approval of the Company (except for termination for “good reason”). Mr. Eisner has the right to terminate the agreement for “good reason” in the event he is not elected or retained as Chief Executive Officer and a Director of the Company, or the Company acts to reduce his duties and responsibilities materially or to change the location of the performance of his duties from the Los Angeles area. “Good reason” will not be deemed to exist solely by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity, provided that Mr. Eisner continues to have the same authority with respect to the Company’s current businesses and that he reports directly to, and is retained as a member of, the board of directors of the acquiror or its parent entity (if there is one). In the event of any termination of Mr. Eisner’s employment by the Company without “good cause” or by Mr. Eisner for “good reason,” or in the event of his death or disability, all of Mr. Eisner’s options granted in connection with his employment agreement vest immediately and remain exercisable until the earlier of five years thereafter or their scheduled expiration dates, and he or his estate is entitled to a cash payment equal to the present value of the remainder of the salary and to the bonus payments provided for in his agreement as described above. (In addition, pursuant to the terms of the awards, restricted stock units awarded to Mr. Eisner as a part of his bonus would vest immediately in the event of such a termination.) In the event of any termination of employment for “good cause” prior to a business combination, all of Mr. Eisner’s options, whether vested or unvested, terminate immediately. After a business combination, vested options terminate only in the event that Mr. Eisner voluntarily resigns. The employment agreement also provides for a death benefit to Mr. Eisner’s estate in the event of his death during the term of the agreement, in an after-tax amount equal to $3,000,000.

The agreement also provides for Mr. Eisner to serve as a consultant to the Company after expiration of the agreement at a fee to be mutually agreed, which may be nominal, plus continuation of the benefits and/or perquisites provided to him during his term as Chief Executive Officer, excluding any items that would conflict with laws, regulations and/or tax qualifications applicable to the Company’s group health, pension and employee welfare plans, and other than salary, bonuses and stock options, except as otherwise provided in the agreement with respect to certain specified continuing obligations (principally post-termination bonuses, as described above). Any such consulting agreement would be terminable by the Company if Mr. Eisner were to accept employment with a third party, render any services to a competitor or become disabled.

If any payments to or benefits under Mr. Eisner’s employment agreement were subject to excise tax as an “excess parachute payment” under federal income tax rules, he would receive either the full amount of the payments or such lesser amount as would result in the greatest after-tax payment to him.

In connection with the original employment agreement, stock options were granted to Mr. Eisner on September 30, 1996 to acquire a total of 24,000,000 shares of Disney common stock under the Company’s Amended and Restated 1995 Stock Incentive Plan. Of this total, an option with respect to 15,000,000 shares bears an exercise price of $21.10, the fair market value of the Company’s common stock on September 30, 1996, as determined under the Plan. In June 2000, in connection with the amendment of Mr. Eisner’s employment agreement, this option was amended to vest with respect to 3,000,000 shares on June 30, 2000, and to vest as to 6,000,000 shares on each of September 30, 2001, and September 30, 2002. The option terminates on September 30, 2008, and contractual restrictions on the transfer of shares acquired upon exercise of this option have now terminated. In addition, at the Company’s request, Mr. Eisner exercised during August 2000, the portion of the foregoing option with respect to 3,000,000 shares that vested on June 30, 2000. Three additional options, each with respect to 3,000,000 shares, bear exercise prices in excess of fair market value on the date of grant: one, with an exercise price of $26.38 (125% of fair market value); the second, with an exercise price of $31.66 (150% of fair market value); and the third, with an exercise price of $42.21 (200% of fair market value). These options were also amended in June 2000 and vested on September 30, 2003, provided that any shares acquired upon their exercise are not transferable until September 30, 2004, September 30, 2005, and September 30, 2006, respectively (the original vesting dates of these options prior to their amendment), except for (a) (i) permitted share withholding or permitted sales of shares to pay minimum required taxes due upon option exercise or (ii) certain family transfers of up to 8,000,000 shares, in each case if permitted by the Compensation Committee or (b) upon the earlier termination of employment by the Company without “good cause” or by Mr. Eisner for “good reason.” These options expire on September 30, 2011.

Mr. Eisner’s agreement contains provisions relating to non-competition during the term of employment, protection of the Company’s confidential information and intellectual property, and non-solicitation of Company employees for two years following termination of employment.

Robert A. Iger.    Mr. Iger is employed as President and Chief Operating Officer of the Company, reporting to the Company’s Chief Executive Officer, pursuant to an employment agreement entered into in 2000. The agreement, which originally had a term of four years until January 2004 and provided for an annual salary of $1,500,000, was modified in fiscal 2002 to extend the term to September 30, 2005. In December 2002, his salary was increased to $2,000,000. Of this amount, $1,500,000 is payable in accordance with the Company’s prevailing payroll policies, while the remaining $500,000 is deferred, to be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no less than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code. Pursuant to a modification of the Company’s Amended and Restated Key Plan in January 2003, the deferred amounts of Mr. Iger’s salary (including amounts previously deferred) are credited for purposes of determining his retirement benefits. (See “Retirement Plans” below.) Mr. Iger is also eligible for an annual bonus under the Company’s 2002 Executive Performance Plan and, beginning with his bonus for fiscal 2005, the Company’s Management Incentive Bonus Program, as well as performance-based stock unit awards such as those awarded to him in fiscal 2002. In addition, the Compensation Committee in November 2001 granted Mr. Iger an option to acquire 1,750,000 shares of Company common stock in connection with the extension of his employment agreement during the fiscal year. The option has an exercise price of $21.05 (the fair market value on the date of grant), vests in five equal annual installments beginning one year after the date of grant, subject to acceleration in certain circumstances, and terminates on November 27, 2011. Mr. Iger’s employment agreement also provided for a special one-time payment of $2,200,000 in fiscal year 2000 in discharge of all obligations of the Company and its affiliates to provide compensation under prior employment arrangements.

Mr. Iger is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company. The Company has also agreed to nominate him for election to the Board as a member of the management slate at each annual meeting of shareholders during the term of the agreement, and he has agreed to serve on the Board if elected.

Mr. Iger’s employment may be terminated by the Company in the event of death or permanent disability, in which case Mr. Iger or his estate is entitled to receive 100% of his salary (including the deferred portion) for an additional twelve months, 75% of such salary for twelve months thereafter and 50% for the next twelve months. In the case of disability, such payments will be reduced by the amount of any disability insurance or other income paid to Mr. Iger. In addition, in the event of termination because of death or permanent disability, all of his stock options become immediately exercisable for the period specified in the relevant stock option agreements, and his performance-based stock unit award vests in full, regardless of whether any performance periods have been completed. He or his estate is entitled to a pro rata bonus for the year in which death or termination for disability occurred, calculated on the basis of an assumed bonus for the full year equal to the greater of $1,000,000 or the annual bonus received for the prior fiscal year.

Mr. Iger’s employment may be terminated by the Company for “good cause,” which is defined as willful gross neglect or malfeasance in the performance of his duties or resignation without Company consent (except as provided in the following paragraph). In the event of such termination, the Company’s only obligation is to pay any amounts unconditionally accrued, earned or vested through the date of termination.

Mr. Iger has the right to terminate his employment in the event of a reduction in his compensation rights, or a material reduction of any employee benefit or perquisite, other than as part of an across-the-board reduction generally applicable to all senior executives; the Company’s failure to retain him as President and Chief Operating Officer or to nominate him for election to the Board; a material diminution in his duties, assignment of duties that are materially inconsistent with those duties or a change in his reporting relationship so that he no longer reports to the Chief Executive Officer of the Company; or relocation of his office more than 50 miles from Manhattan or the greater Los Angeles area. Mr. Iger’s duties and responsibilities will not be deemed to be materially reduced solely by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity, provided that Mr. Iger continues to have the same duties and responsibilities and authority with respect to the Company’s businesses as he had immediately prior to the time of the transaction and that he continues to report directly to the Chief Executive Officer and/or board of directors of the entity that represents all or substantially all of the continued businesses of the Company or any of its affiliated companies.

If Mr. Iger exercises his right to terminate his employment agreement, or if the Company terminates his employment in breach of the agreement, Mr. Iger is entitled, as his sole remedy, to his salary (including deferred salary and interest) through the date of termination; additional salary (including deferred salary) at the annualized rate in effect immediately prior to termination, for the balance of the original employment term; a bonus for the year in which termination occurs equal to the greater of $1,000,000 or his annual bonus for the prior fiscal year; the right to exercise all stock options in full for the period provided in the relevant stock option agreement; any other amounts earned, unconditionally accrued or owing to Mr. Iger but not yet paid; and other benefits in accordance with applicable plans and programs of the Company. (In addition, pursuant to the terms of the awards, restricted stock units awarded to Mr. Iger as a part of his bonus would vest immediately in the event of such a termination.)

If any payments to or benefits under Mr. Iger’s employment agreement would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Iger an additional amount to adjust for the incremental tax costs to Mr. Iger of such payments.

Mr. Iger’s employment agreement contains provisions relating to non-competition during the term of employment, protection of the Company’s confidential information and intellectual property, and non-solicitation of Company employees for two years following termination of employment.

Thomas O. Staggs.    Pursuant to an employment agreement entered into in September 2003, Mr. Staggs is employed as Senior Executive Vice President and Chief Financial Officer of the Company, reporting to the Company’s Chief Executive Officer and, if determined by the Company in its sole discretion, the Chief Operating Officer of the Company. The agreement expires in March 2008 and provides for an annual salary of $875,000 through December 31, 2003, $950,000 for calendar year 2004, $1,000,000 for calendar year 2005, $1,050,000 for calendar year 2006 and $1,125,000 for the period of January 1, 2007 through March 31, 2008. Mr. Staggs is also eligible for an annual bonus under the Company’s 2002 Executive Performance Plan and, beginning with his bonus for fiscal 2005, the Company’s Management Incentive Bonus Program, as well as performance-based stock unit awards such as those awarded to him in fiscal 2002, and to be considered in the future for awards of stock options or other stock-based compensation of the Company. Mr. Staggs is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company.

Mr. Staggs’s employment may be terminated by the Company in the event of death or disability, in which case Mr. Staggs or his estate is entitled to receive 100% of his salary for an additional twelve months, 75% of such salary for twelve months thereafter and 50% for the next twelve months. He or his estate will also be entitled to a pro rata bonus for the year in which death or termination for disability occurred (and a bonus for the prior year if bonuses have not yet been paid for that year), calculated on the basis of an assumed bonus for the full year equal to the average of his annual bonuses received for the prior two fiscal years in which bonuses were awarded.

Mr. Staggs’s employment may be terminated by the Company for gross negligence, gross misconduct, willful gross neglect or malfeasance or resignation without Company consent (except as described in the following paragraph). In the event of such termination, the Company’s only obligation is to pay any earned but unpaid salary and unconditionally accrued benefits and business expenses.

Mr. Staggs has the right to terminate his employment upon at least 30 days’ notice given to the Company within 60 days following the occurrence of any of the following events without his consent (except that the Company shall have 20 days after notice to cure the conduct specified in the notice): a failure by the Company to provide him with the compensation and benefits to which he is entitled under the agreement; any failure by the Company to continue him in his position as Senior Executive Vice President and Chief Financial Officer; a material diminution in his duties or assignment of duties that are materially inconsistent with those duties or a change in his reporting relationship so that he no longer reports to the Chief Executive Officer of the Company; or relocation of his office more than 50 miles from Los Angeles. Mr. Staggs’ duties and responsibilities will not be deemed to be materially reduced solely by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity, provided that Mr. Staggs continues to have the same duties and responsibilities and authority with respect to the Company’s businesses as he had immediately prior to the time of the transaction and that he continues to report directly to the Chief Executive Officer (and Chief Operating Officer, if applicable) of the entity that manages all such businesses of the Company.

If Mr. Staggs exercises his right to terminate his employment agreement, or if the Company terminates his employment in breach of the agreement, Mr. Staggs is entitled, as his sole and exclusive remedy, to his salary through the date of termination; salary for the balance of the original employment term payable in accordance with the original schedule; the right to exercise all stock options whether vested or unvested in full for the period provided in the applicable stock option plan; the immediate vesting of all then outstanding stock unit awards; a pro rata bonus for the year in which the termination occurs (and a bonus for the prior year if bonuses have not yet been paid for that year), calculated on the basis of an assumed bonus for the full year equal to the average of his annual bonuses received for the prior two fiscal years in which bonuses were awarded; and other benefits in accordance with applicable plans and programs of the Company.

If any payments to or benefits under Mr. Staggs’s employment agreement would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Staggs an additional amount (not to exceed $4 million) to adjust for the incremental tax costs to Mr. Staggs of such payments.

Mr. Staggs’s employment agreement contains provisions relating to non-competition during the term of employment, protection of the Company’s confidential information and intellectual property, and non-solicitation of Company employees for two years following termination of employment.

Alan N. Braverman.    Pursuant to an employment agreement entered into in September 2003, Mr. Braverman is employed as Senior Executive Vice President and General Counsel of the Company, reporting to the Company’s Chief Executive Officer and President and Chief Operating Officer. The agreement has a term of five years until September 2008 and provides for an initial annualized salary of $750,000, with annual increases, if any, to be at the discretion of the Company, except that Mr. Braverman may terminate his agreement for “good reason” (as defined below) if his annual salary is not increased by at least $50,000 within three years of the initial date of the agreement. Mr. Braverman is also eligible for an annual bonus under the Company’s 2002 Executive Performance Plan and, beginning with his bonus for fiscal 2005, the Company’s Management Incentive Bonus Program, as well as performance-based stock unit awards such as those awarded to him in fiscal 2004 and to be considered in the future for awards of stock options or other stock-based compensation of the Company. Mr. Braverman is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company.

Mr. Braverman’s employment may be terminated by the Company in the event of death or disability, in which case Mr. Braverman or his estate is entitled to receive 100% of his salary for an additional twelve months, 75% of such salary for twelve months thereafter and 50% for the next twelve months. He or his estate will also be entitled to a pro rata bonus for the year in which death or termination for disability occurred (and a bonus for the prior year if bonuses have not yet been paid for that year), calculated on the basis of an assumed bonus for the full year equal to the average of his annual bonuses received for the prior two fiscal years in which bonuses were awarded.

Mr. Braverman’s employment may be terminated by the Company for gross negligence, gross misconduct, willful gross neglect or malfeasance or resignation without Company consent (except as described in the following paragraph). In the event of such termination, the Company’s only obligation is to pay any earned but unpaid salary and unconditionally accrued benefits and business expenses.

Mr. Braverman has the right to terminate his employment upon at least 30 days’ notice given to the Company within 60 days following the occurrence of any of the following events without his consent (except that the Company shall have 20 days after notice to cure the conduct specified in the notice) (“good reason”): a failure by the Company to provide him with the compensation and benefits to which he is entitled under the agreement (including any reduction in his salary or the failure to increase his salary by at least $50,000 within three years of the date of the agreement); any failure by the Company to continue him in his position as Senior Executive Vice President and General Counsel; a material diminution in his duties or assignment of duties that are materially inconsistent with those duties or a change in his reporting relationship so that he no longer reports to the Chief Executive Officer and the President and Chief Operating Officer of the Company; or relocation of his office more than 50 miles from Los Angeles. Mr. Braverman’s duties and responsibilities will not be deemed to be materially reduced solely by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity, provided that Mr. Braverman continues to have the same duties and responsibilities and authority with respect to the Company’s businesses as he had immediately prior to the time of the transaction and that he continues to report directly to the Chief Executive Officer and President and Chief Operating Officer of the entity that manages all such businesses of the Company.

If Mr. Braverman exercises his right to terminate his employment agreement, or if the Company terminates his employment in breach of the agreement, Mr. Braverman is entitled, as his sole and exclusive remedy, to his salary through the date of termination; salary for the balance of the original employment term payable in accordance with the original schedule; the right to exercise all stock options whether vested or unvested in full for the period provided in the applicable stock option plan; the immediate vesting of all then outstanding stock unit awards; a pro rata bonus for the year in which the termination occurs (and a bonus for the prior year if bonuses have not yet been paid for that year), calculated on the basis of an assumed bonus for the full year equal to the average of his annual bonuses received for the prior two fiscal years in which bonuses were awarded; and other benefits in accordance with applicable plans and programs of the Company.

If any payments to or benefits under Mr. Braverman’s employment agreement would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Braverman an additional amount (not to exceed $2 million) to adjust for the incremental tax costs to Mr. Braverman of such payments.

Mr. Braverman’s employment agreement contains provisions relating to non-competition during the term of employment, protection of the Company’s confidential information and intellectual property, and non-solicitation of Company employees for two years following termination of employment.

Stock Incentive Plans Change in Control Provisions.    Under the terms of the Company’s stock incentive plans, awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction unless this provision is superseded in an executive’s employment agreement or otherwise waived. Under the plans, if within twelve months of a change in control there occurs a “triggering event” with respect to the employment of a plan participant, any outstanding stock options, restricted stock units, performance-based stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include a termination of employment by the Company other than for “cause,” a termination of employment by the participant following a reduction in position, pay or other “constructive termination,” or a failure by the successor company to assume or continue the plan award. Under the terms of the plans, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Family Income Assurance Plan.    The Company has in effect a Family Income Assurance Plan for certain key executives. Coverage under this self-insured plan provides that, in the event of the death of a participating key executive while employed by the Company, the eligible spouse, same sex domestic partner or dependent child is entitled to receive an amount equal to 100% of the executive’s salary in effect at the date of death for the first year after such date of death, 75% thereof during the second year, and 50% thereof during the third year. Applicable provisions in the employment contracts of otherwise covered executives supersede the provisions of the Family Income Assurance Plan for such executives. During fiscal 2004, the Company incurred no cost under this plan with respect to the persons identified in the Summary Compensation Table.

Benefits and Perquisites.    The Company provides its executive officers with employee benefits and perquisites. Except as specifically noted elsewhere in this proxy statement, the employee benefits programs in which our executive officers participate (which provide benefits such as medical benefits coverage, life insurance protection, retirement benefits and annual contributions to a qualified savings plan) are generally the same programs offered to substantially all of the Company’s salaried employees. The perquisites available to our executive officers are generally made available to all of our officers at or above the level of vice president. These perquisites include the availability of a leased automobile, basic financial planning, access to the Company’s theme parks and to discounts on Company merchandise, a modest stipend for health club membership, reimbursement for an annual physical exam and certain ancillary financial and insurance benefits (such as college tuition programs and access to favorably priced group insurance coverage).

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2004 (the “named executive officers”) for services rendered to the Company during each of the past three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation			All Other Compen- sation(6)
			Annual Bonus			Other Annual Compen- sation(2)	Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Cash	Stock Units(1)			Restricted Stock Awards (3)(4)	Number of Stock Options Granted	LTIP Payouts(5)
Michael D. Eisner Chief Executive Officer	2004 2003 2002	$1,000,000 1,000,000 1,000,000	$7,250,000 — —	$	— 6,250,000 5,000,000	$57,473 63,656 88,176	— — —	— — —	— — —	$4,900 4,775 4,718
Robert A. Iger President and Chief Operating Officer	2004 2003 2002	$1,500,000 1,394,231 1,000,000	$6,500,000 4,000,000 3,000,000	$	— 1,000,000 1,000,000	— — 153,037	— — —	— — 1,750,000	$3,451,665 — —	$504,900 504,775 504,718
Thomas O. Staggs Senior Executive Vice President and Chief Financial Officer	2004 2003 2002	$930,385 841,827 700,000	$1,500,000 1,000,000 750,000		$500,000 450,000 425,000	— — —	— — —	— — 600,000	$3,451,665 — —	$4,900 4,775 4,718
Peter E. Murphy Senior Executive Vice President and Chief Strategic Officer	2004 2003 2002	$930,385 841,827 700,000	$1,500,000 1,000,000 750,000		$250,000 450,000 425,000	— — —	— — —	— — 600,000	$3,451,665 — —	$4,900 4,775 4,718
Alan N. Braverman Senior Executive Vice President and General Counsel	2004 2003 2002	$749,616 685,291 620,369	$1,000,000 700,000 430,000		$500,000 — —	— — —	$964,040 574,628 —	150,000 144,000 197,500	— — —	$4,900 4,775 4,320

(1)	Stock units awarded for fiscal 2004 were made in the amounts indicated effective January 3, 2005, based upon the $28.035 fair market value of the Company’s common stock on that date. Accordingly, Mr. Murphy received a total of 8,917 units and Messrs. Staggs and Braverman each received 17,834 units. Fractional shares were disregarded with respect to the foregoing awards. Stock units awarded for fiscal 2003 were made in the amounts indicated effective January 22, 2004, based upon the $24.635 fair market value of the Company’s common stock on that date. Accordingly, Mr. Eisner received a total of 253,704 units; Mr. Iger received 40,592 units; and Messrs. Murphy and Staggs received 18,266 units. Fractional shares were disregarded with respect to the foregoing awards. Stock unit awards for fiscal 2002 were made in the amounts indicated effective January 27, 2003, based upon the $16.735 fair market value of the Company’s common stock on that date. Accordingly, Mr. Eisner received a total of 298,775.02 units; Mr. Iger received 59,755.00 units and Messrs. Murphy and Staggs received 25,395.88 units. The stock units awarded for fiscal 2004 are scheduled to vest in two tranches: 50% of each grant vests on the second anniversary of the date of grant, and the other 50% two years thereafter. The stock units awarded for fiscal 2003 and 2002 are scheduled to vest in two tranches: 50% of each grant vests on the second anniversary of the date of grant, and the other 50% two years thereafter, except that in the case of Messrs. Eisner and Iger, 50% of the stock units awarded for fiscal 2002 and 100% of the stock units awarded for fiscal 2003 vest at the end of the terms of their employment under their respective employment agreements. In addition, all such units will vest upon the recipient’s death or disability, an involuntary termination of the recipient’s employment by the Company without cause or by the recipient for good reason. Dividends payable prior to vesting of restricted stock units are paid on the restricted stock units in the form of additional restricted stock units. At

September 30, 2004, the restricted stock units previously awarded had a value, based upon the fair market value of the Company’s common stock on September 30, 2004, of $12,472,214 for Mr. Eisner, $2,265,334 for Mr. Iger, and $985,667 for each of Messrs. Murphy and Staggs.

(2)	In accordance with SEC rules, disclosure is omitted where total Other Annual Compensation is less than $50,000. Of the amount shown for Mr. Eisner for 2004, $17,873 represents the cost of a leased automobile provided to Mr. Eisner. The Company maintains an overall security program for Messrs. Eisner and Iger, due to business-related security concerns. Under this program, the Company requires Mr. Eisner to use Company aircraft for non-business as well as business travel for the Company’s benefit rather than as a personal benefit or perquisite. The incremental cost to the Company associated with the non-business use by Mr. Eisner of Company provided aircraft is included in the table and totaled $39,600 in fiscal 2004, $48,316 in fiscal 2003 and $72,926 in fiscal 2002. In addition, Mr. Eisner and Mr. Iger are provided with security systems and equipment for their residences and/or automobiles and with security advice and personal protection services at their residences and on other appropriate occasions. The costs of these systems and services are incurred as a result of business-related concerns and are not maintained as perquisites or otherwise for the personal benefit of Messrs. Eisner and Iger. As a result, the Company has not included such costs in the column on Other Annual Compensation, but notes the following costs to the Company of providing these systems and services:

	Fiscal Year	Security Systems and Equipment	Security Advice and Personal Protection Services
Michael D. Eisner	2004 2003 2002	$18,663 28,483 16,422	$716,335 808,965 480,591
Robert A. Iger	2004 2003 2002	$2,470 1,910 2,448	$471,646 414,933 228,087

As Chief Executive Officer of the Company, Mr. Eisner devotes significant efforts to Company matters in New York in addition to his California-based responsibilities. In lieu of reimbursing Mr. Eisner for hotel business expenses while in New York on Company business, the Company has paid Mr. Eisner, during the last three years, an allowance of $10,000 per month toward the expense of maintaining an apartment in New York for which he bears all expenses (which exceed the amount of the monthly allowance). This cost is incurred for the benefit of the Company and, for each of the last three years, the estimated expenses the Company would have incurred for hotel business expenses would have exceeded the amount of the allowance. Accordingly, these amounts are not included in the column on Other Annual Compensation. Of the amount shown for Mr. Iger for fiscal 2002, $120,000 represents a portion of payments in the net amount of $267,000 made to him during the year in connection with his maintenance of an apartment in New York during the period from his relocation to Los Angeles in 2000 through fiscal 2002. During this period, as Chairman of the ABC Group and President of Walt Disney International, and later as President and Chief Operating Officer of the Company, Mr. Iger devoted significant efforts to the operations of ABC and other Company matters in New York in addition to his California-based responsibilities. The table reflects the amount by which the net payment to Mr. Iger exceeded the cost that the Company estimates it would otherwise have incurred if it had provided local hotel accommodations to him.

(3)	Excludes the initial award of performance-based stock units, which was reported separately in the year of award and in the case of Mr. Braverman in the table titled “Long-Term Incentive Plans—Awards In Last Fiscal Year,” below. At September 30, 2004, performance-based stock units (including units with respect to accrued dividends) that did not vest as of November 30, 2004 had a value, based upon the fair market value of the Company’s common stock on September 30, 2004, of $2,879,577 for each of Messrs. Iger, Murphy and Staggs and $5,643,750 for Mr. Braverman. The value of units vesting on November 30, 2004 is set forth in the LTIP Payouts column.

(4)

Mr. Braverman received an award of 39,125 restricted stock units in January 2004 valued at $24.64 per share, 19,768 restricted stock units in January 2003 valued at $17.14 per share and 14,120 restricted stock units in March 2003 valued at $16.70 per share, in each case based upon the fair market value of the Company’s common stock on the date of award. At September 30, 2004, the 73,307 restricted stock units

(which includes units with respect to accrued dividends) had a value of $1,654,906 based on the fair market value of the Company’s common stock on that date. The restricted stock units are scheduled to vest in two tranches: 50% vests on the second anniversary of the date of grant, and the other 50% two years thereafter. Dividends payable prior to vesting of restricted stock units are paid on the restricted stock units in the form of additional restricted stock units.

(5)	Payout of performance-based stock units awarded in fiscal 2002 based on performance during fiscal 2003 and 2004 in the form of 127,556 shares of Company common stock at a market price of $27.06 on November 30, 2004, the date the awards vested. Shares paid include shares with respect to dividends accruing on units from the date of award.

(6)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules. The amounts shown in this column include the following:

•	Matching contributions by the Company under the Disney Salaried Savings and Investment Plan (and, in the case of Mr. Braverman, the ABC, Inc. Savings & Investment Plan), all of which were initially invested in common stock of the Company. During fiscal 2004, 2003 and 2002, the Company’s matching contributions were $4,100, 4,000, and $4,000, respectively, for each of the named executive officers.
•	Insurance premiums under personal liability insurance plans that the Company provides for certain key employees with coverage up to $5,000,000. Benefits under the plan supplement each employee’s personal homeowner’s and automobile liability insurance coverage. The Company paid $800, $775 and $718 in premiums on behalf of each of Messrs. Eisner, Iger, Murphy, Staggs and Braverman during fiscal 2004, 2003 and 2002, respectively, except the premiums paid on behalf of Mr. Braverman were $320 in fiscal 2002.

In the case of Mr. Iger, the amounts shown for “All Other Compensation” also include $500,000 in deferred salary for fiscal 2004, 2003 and 2002 as provided in his employment agreement. See “Employment Agreements—Robert A. Iger.”

Option Grants during Fiscal 2004

The following table sets forth information with respect to option grants to the named executive officers during fiscal 2004:

•	the number of shares of Disney common stock underlying options granted during the year;
•	the percentage that such options represent of all options of the same class granted to employees during the year;
•	the exercise price (which in each case was equal to the fair market value of the stock on the date of grant);
•	the expiration date; and
•	the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

The hypothetical present value of the options as of their date of grant has been calculated using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in footnote (2) to the table. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

OPTION GRANTS DURING FISCAL 2004

Name	Number of Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Hypothetical Value at Grant Date(2)
Michael D. Eisner	0	—	—	—	—
Robert A. Iger	0	—	—	—	—
Thomas O. Staggs	0	—	—	—	—
Peter E. Murphy	0	—	—	—	—
Alan N. Braverman	150,000	0.46%	$24.64	1/22/2014	$1,488,000

(1)	The Compensation Committee, which administers the Company’s stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits.

(2)	The hypothetical present value at grant date of options granted during fiscal year 2004 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of six years; a risk-free interest rate of 3.43%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 40.0%; and a dividend yield of 0.85%, representing the then current $0.21 per share annual dividend divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The options vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to acceleration in certain circumstances.

Long-Term Incentive Plan Awards during Fiscal 2004

The following table sets forth information with respect to long-term incentive awards to the Company’s named executive officers during fiscal 2004.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights(1) (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans (2)
			Threshold (#)	Target(3) (#)	Maximum (#)
Michael D. Eisner	0	—	—	—	—
Robert A. Iger	0	—	—	—	—
Thomas O. Staggs	0	—	—	—	—
Peter E. Murphy	0	—	—	—	—
Alan N. Braverman	125,000	10/1/04 – 9/30/06	n/a	125,000	n/a
	125,000	10/1/06 – 9/30/08	n/a	125,000	n/a

(1)	These performance-based stock units were awarded to the executive officer listed above under the Company’s 2002 Executive Performance Plan, which was approved by shareholders at the 2002 annual meeting. Each unit is a notional unit of measurement equivalent to one share of Disney common stock. The stock units have no voting rights unless and until paid in shares of Disney common stock. Any dividends paid on the Company’s common stock while the stock units are outstanding are deemed reinvested as stock units. The performance-based stock units become vested and payable only if certain performance goals are met and the executive officer remains employed by the Company. Vesting and payment will be accelerated upon the death or disability of the executive officer or upon a triggering event following a change in control of the Company, as defined under the Company’s Amended and Restated 1995 Stock Incentive Plan, or upon the occurrence of an event that triggers immediate vesting of outstanding awards under the executive’s employment agreement. The performance goal for the first vesting period is based on the adjusted net income of the Company for the applicable performance period, as provided under the 2002 Executive Performance Plan. The performance goal for the second vesting period will be set by the Compensation Committee within the first 90 days of the second vesting period. The awards are intended to be qualified performance-based compensation under Internal Revenue Code Section 162(m).

(2)	If the performance goals are met for the applicable performance period, the awards will be paid in cash, shares of Disney common stock or a combination thereof, as determined by the Compensation Committee, within 30 days following the earliest date on which all applicable vesting requirements have been satisfied. Any shares of Disney common stock issued under an award will be derived from the share reserve under the Amended and Restated 1995 Stock Incentive Plan.

(3)	If the performance goals are met for the applicable performance period, the target payout will be awarded. There are no threshold or maximum levels.

Option Exercises and Values for Fiscal 2004

The table below sets forth the following information with respect to option exercises during fiscal 2004 by each of the named executive officers and the status of their options at September 30, 2004:

•	the number of shares of Disney common stock acquired upon exercise of options during fiscal 2004;
•	the aggregate dollar value realized upon the exercise of those options;
•	the total number of exercisable and non-exercisable stock options held at September 30, 2004; and
•	the aggregate dollar value of in-the-money exercisable and non-exercisable options at September 30, 2004.

AGGREGATED OPTION EXERCISES DURING FISCAL 2004

AND

OPTION VALUES ON SEPTEMBER 30, 2004

Name	Number of Shares Acquired Upon Exercise of Options	Value Realized Upon Exercise	Number of Unexercised Options 9/30/04		Value of Unexercised In-the-Money Options 9/30/04(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Eisner	—	—	21,309,648	77,412	$17,589,600	—
Robert A. Iger	—	—	3,919,353	1,650,000	$3,890,000	$1,596,000
Thomas O. Staggs	—	—	1,706,095	730,000	$821,952	$133,200
Peter E. Murphy	—	—	1,579,795	730,000	$733,486	$133,200
Alan N. Braverman	—	—	508,000	448,500	$490,908	$650,400

(1)	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Disney common stock. For purposes of this table, fair market value is deemed to be $22.575 per share, the average of the high and low prices reported for New York Stock Exchange transactions on September 30, 2004.

Retirement Plans

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Retirement Plan, for salaried employees who have completed one year of service. Benefits are based primarily on the participant’s credited years of service and average base compensation (excluding other compensation such as bonuses) for the highest five consecutive years of compensation during the ten-year period prior to termination or retirement, whichever is earlier. In addition, a portion of each participant’s retirement benefit is comprised of a flat dollar amount based solely on years and hours of credited service. Retirement benefits are non-forfeitable after five years of vesting service, and actuarially reduced benefits are available for participants who retire on or after age 55 after five years of vesting service.

In calendar year 2004, the maximum compensation limit under a tax-qualified plan was $205,000, and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $165,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans. This plan recognizes deferred amounts of base salary for purposes of determining applicable retirement benefits. Benefits under this plan are provided by the Company on a noncontributory basis.

The table below illustrates the total combined estimated annual benefits payable under these retirement plans to eligible salaried employees for various years of service assuming normal retirement at age 65. The table illustrates estimated benefits payable determined on a straight-life annuity basis. There is no offset in benefits under either plan for Social Security benefits.

RETIREMENT PLAN AND RESTATED KEY PLAN

Average Annual Base Compensation Highest Five Consecutive Years	Years of Credited Service
	15	20	25	30	35
$ 250,000	$74,319	$99,121	$124,031	$148,800	$172,300
500,000	146,507	195,371	244,344	293,175	340,737
750,000	218,694	291,621	364,656	437,550	509,175
1,000,000	290,882	387,871	484,969	581,925	677,613
1,250,000	363,069	484,121	605,281	726,300	846,050
1,500,000	435,257	580,371	725,594	870,675	1,014,488
1,750,000	507,444	676,621	845,906	1,015,050	1,182,925
2,000,000	579,632	772,871	966,219	1,159,425	1,351,362
2,250,000	651,819	869,121	1,086,531	1,303,800	1,519,800

As of December 1, 2004, annual payments under the Disney Salaried Retirement Plan and the Amended and Restated Key Plan would be based upon an average compensation of $973,269 for Mr. Eisner, $1,713,986 for Mr. Iger, $788,865 for Mr. Staggs, $788,865 for Mr. Murphy and $728,477 for Mr. Braverman. Mr. Eisner has 20 years, Mr. Iger has five years, Mr. Staggs has 15 years, Mr. Murphy has 16 years and Mr. Braverman has two years of credited service.

Prior to transfer to The Walt Disney Company, Mr. Iger and Mr. Braverman were employed by ABC, Inc. and covered under the ABC, Inc. Retirement Plan and the Benefit Equalization Plan of ABC, Inc. Mr. Iger’s total combined estimated annual benefit payable at age 65 under these ABC plans is $648,774, determined on a straight-life annuity basis with credited service of 25 years accumulated prior to Mr. Iger’s transfer. Mr. Braverman’s total combined estimated annual benefit payable at age 65 under these ABC plans is $139,125, determined on a straight life annuity basis with credited service of nine years accumulated prior to Mr. Braverman’s transfer. Benefits under the ABC, Inc. Retirement Plan are based primarily on a participant’s credited years of service and average compensation while a participant under the plan. Average compensation is based on the highest five consecutive years of compensation during the last ten-year period of active plan participation, and compensation consists of all wages and bonus payments, exclusive of expense allowances and reimbursements, fringe benefits and stock option income. Like the Company’s Amended and Restated Key Plan, the Benefits Equalization Plan of ABC, Inc. is a non-qualified, non-funded plan that provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. Participant contributions are not required, or allowed, under the ABC plans. In the event that either Mr. Iger or Mr. Braverman, at a future date, becomes entitled to a greater aggregate retirement benefit by crediting all of his years of ABC service under the Disney plans instead of the ABC plans, he will be entitled to receive the greater benefit.

Equity Compensation Plans

The following table summarizes information, as of September 30, 2004, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	230,876,725	(3)	$26.40	(4)	57,664,143
Equity compensation plans not approved by security holders	—		—		—
Total(2)	230,876,725		$26.40	(4)	57,664,143

(1)	These plans are the Company’s 1995 Stock Option Plan for Non-Employee Directors, the Amended and Restated 1995 and 1990 Stock Incentive Plans and 1987 Stock Incentive Plans and the Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan (which was approved by shareholders at the 2003 annual meeting).

(2)	Does not include options to purchase an aggregate of 210,716 shares, at a weighted average exercise price of $122.77, granted under plans assumed in connection with acquisition transactions. No additional options may be granted under these assumed plans.

(3)	Includes an aggregate of 9,426,436 restricted stock units and performance-based stock units.

(4)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based stock units.

COMPARISON OF CUMULATIVE TOTAL RETURNS

The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index and a peer group index over the five-year period extending through the end of fiscal 2004. The graph assumes that $100 was invested on September 30, 1999 in the Company’s common stock, the S&P 500 Index and the peer group index and that all dividends were reinvested.

The peer group index consists of the companies that were formerly included in the Standard & Poor’s Entertainment and Leisure Index. Although Standard & Poor’s discontinued this index in January 2002, the Company believes the companies included in the index continue to provide a representative sample of enterprises in the primary lines of business in which the Company engages. These companies are, in addition to The Walt Disney Company, media enterprises Time Warner Inc. and Viacom Inc.; resort and leisure-oriented companies Carnival Corporation, Harrah’s Entertainment, Inc., Hilton Hotels Corporation, Marriott International, Inc. and Starwood Hotels and Resorts Worldwide, Inc.; and consumer-oriented businesses Brunswick Corporation, Darden Restaurants, Inc., McDonald’s Corporation, Starbucks Corporation, Yum! Brands, Inc. and Wendy’s International Inc.

	Sept. 1999	Sept. 2000	Sept. 2001	Sept. 2002	Sept. 2003	Sept. 2004
The Walt Disney Co.	$100	$148	$73	$60	$81	$91
S&P 500	100	113	83	66	82	94
Custom Composite Index (14 Stocks)	100	102	67	49	58	66

ITEM 1—ELECTION OF DIRECTORS

The current term of office of all of the Company’s Directors expires at the 2005 annual meeting. The Board proposes that the following nominees, all of whom are currently serving as Directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Mr. Langhammer, the nominee who has been appointed to the Board since the last election of Directors, was initially recommended to the Governance and Nominating Committee by a third-party search firm. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

John E. Bryson	Director since 2000

Mr. Bryson, 61, has served as Chairman of the Board, President and Chief Executive Officer of Edison International, the parent company of Southern California Edison, an electric utility, since 1990. He is also a director of The Boeing Company and a director/trustee for three funds in the Western Asset funds complex.

John S. Chen	Director since 2004
Mr. Chen, 49, has been Chairman, Chief Executive Officer and President of Sybase, Inc., a software developer, since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division, Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf.

Michael D. Eisner	Director since 1984
Mr. Eisner, 62, has served as Chief Executive Officer of the Company since 1984 and served as Chairman of the Board from 1984 to March 2004. Prior to joining the Company, Mr. Eisner was President and Chief Operating Officer of Paramount Pictures Corp., which was then a wholly owned subsidiary of Gulf+Western Industries, Inc. Prior to joining Paramount in 1976, Mr. Eisner was Senior Vice President, Prime Time Programming, for ABC Entertainment, a division of the American Broadcasting Company, Inc., with responsibility for the development and supervision of all prime-time series programming, limited series movies made for television and the acquisition of talent.

Judith L. Estrin	Director since 1998
Ms. Estrin, 50, is President and Chief Executive Officer of Packet Design, LLC, a company that she co-founded in May 2000 to develop networking technology. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a developer of hardware and software to link computer systems, from 1998 until April 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from 1995 until its acquisition by Cisco in 1998. She is also a director of FedEx Corporation, an international provider of transportation and delivery services.

Robert A. Iger	Director since 2000

Mr. Iger, 53, has served as President and Chief Operating Officer of the Company since January 2000, having previously served as President of Walt Disney International and Chairman of the ABC Group. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City.

Fred H. Langhammer	Director since 2005

Mr. Langhammer, 61, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. He is also a director of The Gillette Company and Inditex S.A., an apparel manufacturer and retailer.

Aylwin B. Lewis	Director since 2004

Mr. Lewis, 50, is President and Chief Executive Officer of KMart Holding Corporation, a discount retailer. Prior to being named President and CEO of Kmart, Mr. Lewis was Chief Multibranding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis is also a director of Halliburton Co.

Monica C. Lozano	Director since 2000

Ms. Lozano, 48, is Publisher and Chief Executive Officer of La Opinión, the largest Spanish-language newspaper in the United States, and Senior Vice President of its parent company, ImpreMedia, LLC. In addition, Ms. Lozano is a member of the Board of Regents of the University of California and a trustee of the University of Southern California. She is a trustee of SunAmerica Asset Management Corporation and a director of the California Health Care Foundation and Tenet Healthcare Corporation.

Robert W. Matschullat	Director since 2002
Mr. Matschullat, 57, a private equity investor, served from October 1995 until June 2000 as Vice Chairman of the board of directors of The Seagram Company Ltd., a global company with entertainment and beverage operations. He also served as Chief Financial Officer of Seagram until January 2000. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was one of six management members of the Morgan Stanley Group board of directors. He is the non-executive Chairman of the Board of The Clorox Company, a consumer products company, and a director of McKesson Corporation.

George J. Mitchell	Director since 1995
Senator Mitchell, 71, has served as Chairman of the Board of the Company since March 2004 and is Chairman of the law firm of DLA Piper Rudnick Gray Cary LLP and senior counsel to Preti, Flaherty, Beliveau & Pachios in Portland, Maine. He previously served as Chairman of the law firm of Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C., which merged with Piper Rudnick in October 2002. He served as a United States Senator from 1980 to 1995, and was Senate Majority Leader from 1989 to 1995. He is a director of Staples, Inc., an office supply company. He has also served as Chairman of the Peace Negotiations in Northern Ireland and the International Fact-Finding Committee on Violence in the Middle East.

Leo J. O’Donovan, S.J.	Director since 1996
Fr. O’Donovan, 70, is President Emeritus of Georgetown University, having served as President of the University from 1989 until 2001. He is a Professor of Theology at Georgetown University and is a Visiting Professor at Fordham University. He has served on a number of higher education boards, including that of the Association of Catholic Colleges and Universities, and was a member of the Steering Committee of Presidents for the America Reads initiative. He also is a former member of the National Council on the Arts of the National Endowment for the Arts, past chair of the Consortium on Financing Higher Education and past president of the Catholic Theological Society of America.

Gary L. Wilson	Director since 1985
Mr. Wilson, 64, has been Chairman of the board of directors of Northwest Airlines Corporation since 1997, having served as Co-Chairman of the board of directors from 1991 to 1997 and as a director since 1989. From 1985 through 1989, he was Executive Vice President and Chief Financial Officer of the Company. Mr. Wilson is also a director of CB Richard Ellis, Inc., a commercial real estate services company, and Yahoo! Inc., an Internet communications, commerce and media company. He serves on the board of trustees of Duke University, the board of trustees of The Keck School of Medicine at the University of Southern California and the Board of Governors of the International Air Transport Association.

The Board recommends that shareholders vote “FOR” each of the persons nominated by the Board.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2005. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2004 are described under “Fees to Independent Registered Public Accountants for Fiscal 2004 and 2003” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2005.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Registered Public Accountants for Fiscal 2004 and 2003

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2004 and the annual financial statements for fiscal 2003, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP for fiscal 2004 and fiscal 2003.

	Fiscal 2004	Fiscal 2003
	(in millions)
(1) Audit fees	$15.4	$12.2
(2) Audit-related fees (a)	5.3	5.7
(3) Tax fees (b)	5.6	6.3
(4) All other fees	—	—

(a)	Principally audits of employee benefit plans and other related entities and services with respect to internal controls.

(b)	Principally tax compliance services (primarily U.S. federal and international returns) and tax examination assistance. The Company is in the process of transitioning to in-house completion of federal tax compliance work over a period of three years and therefore expects tax fees to decline significantly over that time frame.

All audit, audit related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

ITEM 3— APPROVAL OF 2005 STOCK INCENTIVE PLAN

The Board of Directors recommends that shareholders approve the Company’s 2005 Stock Incentive Plan (which we refer to as the 2005 Plan). The 2005 Plan would govern grants of stock-based awards to employees. It is also intended that the 2005 Plan would replace the 1995 Stock Option Plan for Non-Employee Directors, which expired on December 31, 2004, under which grants of stock options to Directors had previously been made, as well as the 1997 Non-Employee Directors Stock and Deferred Compensation Plan for the award of stock units to non-employee Directors, when shares authorized under that plan are depleted or the plan expires in 2007. A maximum of 27,000,000 shares of Disney common stock will be reserved for issuance under the 2005 Plan. An additional 33,217,814 shares remain available for issuance pursuant to the Company’s 1995 Stock Incentive Plan, as amended and approved by shareholders in 2001.1

Based upon the recommendation of the Board’s Compensation Committee, the Board of Directors has unanimously approved the 2005 Plan, subject to shareholder approval at the annual meeting. The 2005 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, “performance-based compensation” through the 2005 Plan, the Company will promote the following key objectives:

•	aligning the interest of employees with those of the shareholders through increased employee ownership of the Company; and
•	attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company’s financial success.

As described more fully in the Compensation Committee Report appearing elsewhere in this proxy statement, the Board has adopted new policies with respect to the award of long-term incentive compensation to further enhance the relationship between employee performance and the creation of shareholder value. As described in the Compensation Committee Report, these new policies:

•	introduce new performance requirements for the vesting of some long-term equity compensation granted to senior executives;
•	increase the proportion of restricted stock units (RSUs) and reduce the proportion of stock options used in long-term incentive awards;
•	establish new minimum stock ownership requirements for the executive officers named in the Summary Compensation Table;
•	establish new incremental holding requirements for stock options received by executive officers named in the Summary Compensation Table;
•	shorten the life of new stock option grants to seven years from ten years, and
•	reaffirm the Company’s commitment not to re-price options without shareholder approval.

The Board expects that equity grants authorized by the 2005 Plan would be awarded in accordance with these policies.

All employees of the Company and its affiliates are eligible to receive awards under the 2005 Plan, but awards are generally limited to approximately 3,500 executive-level employees. The relative mix of equity compensation to total compensation increases in relation to a participant’s role in influencing shareholder value. The 2005 Plan also provides flexibility to grant equity-based awards to the Company’s non-employee Directors.

As with the Company’s prior equity plans, the 2005 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2005 Plan will permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards. As described more fully in the Compensation Committee Report, participants currently are generally granted a mix of stock options and restricted stock units.

A maximum of 27,000,000 shares will be available for grants of all equity awards under the 2005 Plan. The Board believes that this number represents a reasonable amount of potential equity dilution and provides a

[1]	The Compensation Committee approved grants with respect to a total of 25,669,273 shares under the 1995 Plan on January 3, 2005.

powerful incentive for employees to increase the value of the Company for all shareholders. The new shares available under the 2005 Plan would represent approximately 1.3% of diluted common shares outstanding as of September 30, 2004.2 Equity dilution from all shares available, including those remaining under the 1995 Plan and the 1997 Non-Employee Directors Plan, would represent approximately 4.1%. Including the new shares, the potential equity overhang from all stock incentives granted and available to employees would be approximately 13.15%.3 Included in the equity overhang calculation are options with exercise prices greater than the current share price. The table below illustrates the number of underwater stock options (not including restricted stock units) as of the record date of December 17, 2004 at various share prices.

Share Price	No. of Stock Options with Exercise Price Greater than Share Price	Total No. of Outstanding Stock Options	% of Total
$28.00	75,803,693	216,983,080	34.9%
$30.00	70,500,443	216,983,080	32.5%
$32.00	38,668,574	216,983,080	17.8%
$35.00	17,603,634	216,983,080	8.1%
$40.00	9,447,641	216,983,080	4.4%

As of the record date, there were 59,020,325 shares available for grant under all plans and 225,476,644 shares outstanding under all plans (of which 8,493,564 are restricted stock units and performance-based stock units). As of the record date, the weighted average exercise price of outstanding stock options was $26.61 and the weighted average term was 5.6 years.

Beginning with the annual grant made in January 2003, the Company has made a concerted effort to reduce the annual run rate—that is, the rate at which equity grants are made.4 Our annual run rate has gone from 2.54% in 2002 to 1.61% in 2003, and then to 1.59% in 2004—resulting in a three-year average run rate of 1.91%. The grant level in 2002 was higher because retention-focused grants were made at that time in recognition that approximately 90% of existing stock options were under water. In the past two years, our grant guidelines have sought to strike a balance between various forms of stock-based compensation and to move away from stock options as the primary long-term incentive vehicle. We introduced restricted stock units as a portion of the long-term grant in 2003 for a segment of our executives and have now extended their use to all executives eligible to receive a long-term incentive grant, as described in the Compensation Committee Report. It is the Company’s intention to continue to manage its run rate over time to reasonable levels while ensuring that our overall executive compensation program is competitive and motivational.

The 2005 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to stock options and stock appreciation rights under the 2005 Plan that are intended to qualify as “performance-based compensation” under Section 162(m). Other awards may qualify under Section 162(m) if they are granted in accordance with the Company’s 2002 Executive Performance Plan and subject to performance conditions as specified in that Plan. Also, in order to meet Section 162(m) requirements, the 2005 Plan provides limits on the number and type of shares that any one participant may receive during any five calendar-year period, as described below.

The 2005 Plan does not permit the repricing of options or stock appreciation rights without the approval of shareholders or the granting of discounted options or stock options with reload features, and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2005 Plan.

[2]	Diluted common shares outstanding at the end of the 2004 fiscal year include potential shares from the conversion of convertible senior notes.

[3]	Equity overhang is calculated as all shares issued and outstanding under plans and shares available for grant under plans divided by (a) common shares outstanding at fiscal year end + (b) potential shares from the conversion of convertible senior notes + (c) shares in the numerator. Equity overhang using common shares outstanding as of the record date was 12.98%.

[4]	The annual run rate is calculated as the total number of equity-related awards in any given fiscal year divided by the number of common shares outstanding at the end of that fiscal year.

The following is a summary of the 2005 Plan. The full text of the 2005 Plan is attached as Annex II to this proxy statement, and the following summary is qualified in its entirety by reference to this Annex.

Plan Administration

The selection of employee participants in the 2005 Plan, the level of participation of each participant and the terms and conditions of all awards will be determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an “independent director” for purposes of the Company’s Corporate Governance Guidelines, the Compensation Committee’s charter and the New York Stock Exchange listing requirements; a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three Directors, each meeting all of these independence criteria. The Compensation Committee will have the discretionary authority to interpret the 2005 Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Plan. The Committee may delegate authority to administer the 2005 Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Plan. In the case of awards under the 2005 Plan to non-employee Directors, the powers of the Compensation Committee will be exercised by the full Board.

Limits on Plan Awards

The Board has reserved a maximum of 27,000,000 shares for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards under the 2005 Plan. Of this amount, no more than 10,000,000 shares may be issued pursuant to grants of all restricted stock awards, restricted stock units and stock awards in the aggregate during the term of the 2005 Plan. A participant may receive multiple awards under the 2005 Plan. A maximum of 4,500,000 shares may be granted under the 2005 Plan to an individual pursuant to stock options and stock appreciation rights awarded during any five consecutive calendar years. For restricted stock, restricted stock units and stock awards, a maximum of 2,500,000 shares may be granted under the 2005 Plan to an individual during any five consecutive calendar years. These limitations on grants to an individual will be applied in aggregate to all awards granted under any equity-based compensation plan of the Company.

Shares delivered under the 2005 Plan will be authorized but unissued shares of Disney common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2005 Plan. Any awards settled in cash will not be counted against the maximum share reserve under the 2005 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.

Eligibility and Participation

All of the approximately 75,000 full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, will be eligible to participate in the 2005 Plan. Approximately 3,500 employees (including five executive officers of the Company) currently receive long-term incentive awards in a given year, although this may vary from year to year. From time to time, the Compensation Committee (or as to non-employee Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.

As described in “Governance of the Company—How are Directors compensated?”, each non-employee Director is currently awarded on an annual basis stock options to purchase 6,000 shares of Disney common stock pursuant to a Director compensation program adopted by the Board of Directors. The Board expects that these annual awards will be continued under the 2005 Plan, and any change to that program would be determined by the Board in the future.

Types of Plan Awards

As described in the Compensation Committee Report, the Company’s current equity compensation awards to employees are generally comprised of stock options and restricted stock units. The 2005 Plan, like prior equity plans, would provide for a variety of other equity instruments to preserve flexibility. The types of securities that may be issued under the 2005 Plan are described below.

Stock Options

Stock options granted under the 2005 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The price of any stock option granted may not be less than the fair market value of the Disney common stock on the date the option is granted. The option price is payable in cash, shares of Disney common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Generally, all options will terminate after a seven-year period from the date of the grant, but the Committee has discretion to provide for an exercise term of up to ten years. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of options at any time.

In general, except for termination for cause as described in the 2005 Plan, a stock option expires (i) 12 months after termination of service, if service ceases due to disability, (ii) 18 months after termination, if service ceases when the participant is eligible to receive retirement benefits under a Company pension plan or if the participant died while employed by the Company or any of its affiliates, or (iii) three months after termination, if service ceases for any other reason.

Stock Appreciation Rights

A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Disney common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Disney common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Disney common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, all SARS will terminate after the seven-year period from the date of the grant, but the Committee retains discretion to provide for an exercise term of up to ten years. SARs may be payable in cash or in shares of Disney common stock or in a combination of both.

The Company has not issued any SARs under any of its currently effective equity compensation plans, and does not currently have any SARs outstanding.

Restricted Stock

A restricted stock award represents shares of Disney common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Disney’s shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units

An award of stock units provides the participant the right to receive a payment based on the value of a share of Disney common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Disney common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards

A stock award represents shares of Disney common stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as Director’s compensation or for any other valid purpose as determined by the Compensation Committee.

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Code pursuant to their expected terms. In addition, awards of restricted stock, stock units or stock awards may qualify under Section 162(m) if they are granted in accordance with the Company’s 2002 Executive Performance Plan and the performance conditions specified thereunder. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).

Effect of Change in Control

Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Plan) transaction with respect to the Company. Under the 2005 Plan, if within twelve months of a change in control there occurs a “triggering event” (as defined in the 2005 Plan) with respect to the employment of the participant, any outstanding stock options, SARs or other equity awards under the 2005 Plan will generally become fully vested and exercisable, and, in certain cases, paid to the participant. A triggering event is defined generally to include a termination of employment by the Company other than for cause, a termination of employment by the participant following a reduction in position, pay or other constructive termination event, or a failure by the successor company to assume or continue the outstanding awards under the 2005 Plan. Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

The “change in control” provisions and definitions in the 2005 Plan (including the definition of “triggering event”) are identical to those approved by shareholders in 2001 in connection with the amended 1995 Stock Incentive Plan.

Limited Transferability

All options, stock appreciation rights, restricted stock and restricted stock units granted under the 2005 Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, or in the case of nonqualified options, during the participant’s lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Disney common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Disney common stock available for grant, as well as to other maximum limitations under the 2005 Plan, and the number and kind of shares of Disney common stock or other rights and prices under outstanding awards.

Term, Amendment and Termination

The 2005 Plan will have a term of seven years expiring on December 30, 2011, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or another exchange or securities market or for any other purpose. No amendment or modification of the 2005 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2005 Plan are not currently determinable. During fiscal 2004, stock options were granted under the 1995 Stock Incentive Plan to the Company’s named executive officers, as set forth in the table captioned Option Grants During Fiscal 2004 above, and restricted stock units were granted under the 1995 Stock Incentive Plan to the Company’s named executive officers, as set forth in the tables captioned Summary Compensation Table and Long-Term Incentive Plans—Awards in Last Fiscal Year, above. In addition, stock options were granted during the year to all named executive officers as a group to purchase 150,000 shares of common stock at an average weighted exercise price of $24.64 per share, and 619,953 shares subject to restricted stock units were granted to all named executive officers as a group. Stock options were granted to all other employees of the Company as a group to purchase 26,846,715 shares of common stock at an average weighted exercise price of $24.61 per share, and 4,805,425 shares subject to restricted stock units were granted to all other employees of the Company as a group. Stock options were granted to non-employee Directors of the Company as a group to purchase 66,000 shares of common stock at an average weighted exercise price of $26.84 per share, and 5,193 shares subject to restricted stock units were granted to non-employee Directors of the Company.

U.S. Tax Treatment of Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement. The federal income tax treatment of SARs may be effected beginning in 2005 by recently enacted changes in the Internal Revenue Code.

Other Awards

The current United States federal income tax consequences of other awards authorized under the 2005 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment, and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the 2005 Plan will enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise of options and awards under the 2005 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

On January 3, 2005, the closing price of our common stock traded on the New York Stock Exchange was $27.85 per share.

Your Board of Directors unanimously recommends a vote “FOR” the proposal to approve the 2005 Stock Incentive Plan.

ITEM 4—SHAREHOLDER PROPOSALS

The Company has been notified that several shareholders intend to present proposals for consideration at the annual meeting. The address and stock ownership of each of the proponents (if it is not provided below) will be furnished by the Company’s Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

Proposal 1—Greenmail

The Company has been notified that Mrs. Evelyn Y. Davis, The Watergate Office Building, Suite 215, 2600 Virginia Ave., N.W., Washington D.C. 20037, intends to present the following proposal for consideration at the annual meeting:

“RESOLVED: That the stockholders of Disney recommend that the Board of Directors take the necessary steps THAT NO GREENMAIL shall be paid.

“This Corporation shall not buy or otherwise acquire stock of any class of this corporation at a price more than 5 percent above the current fair market price unless an offer is made to ALL stockholders of that class of stock on a proportionate or randomly-selected basis; such offer to be open for a minimum of 45 days.

“This policy need not apply to purchases or acquisitions of less than 100 shares.

“REASONS: Recent events at Disney could make the adoption of this resolution a sound precaution.

“If you AGREE, please mark your proxy FOR this proposal.”

The Board of the Company recommends a vote “AGAINST” this proposal for the following reasons:

While the language of this proposal makes reference to prevention of the payment of “greenmail,” the explanatory statement makes it clear that the impact of the resolution would be far more sweeping than required for the prevention of the type of action involving corporate “raiders” ordinarily suggested by the term “greenmail.” The proposal would significantly limit the flexibility of the Company to engage in a range of potential transactions that may well be in the best interest of all shareholders.

In particular, the proposal would apply to any purchase of 100 or more shares that is not made to all shareholders, and thus could preclude transactions that involve very little cost to the Company. The Company could well determine that it is in the interests of all shareholders to pay a 5% premium to acquire shares from one or a few shareholders in a variety of contexts, including purchases in connection with its share repurchase program or the settlement of commercial litigation, without making an offer to all shareholders. Such a transaction could involve a small premium over market at current market prices. Loss of the flexibility to enter into such transactions in appropriate circumstances could impose a significant burden on the ability of the Company and the Board to maximize shareholder interests generally.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

Proposal 2—China Labor Standards

The Company has been notified that a representative of the Office of the Comptroller of New York City, as custodian and trustee for the New York Retirement Systems, intends to present the following proposal for consideration at the annual meeting:

“Whereas, The Walt Disney Company currently has extensive operations in China, and

“Whereas, human rights abuses in the overseas subsidiaries and suppliers of U.S. corporations can lead to negative publicity, public protests and a loss of consumer confidence, which can have a negative impact on shareholder value, and

“Whereas, the Hong Kong Christian Industrial Committee has surveyed over twenty toy manufacturers in south China, including a number of suppliers of Disney and other major U.S. toy companies, and

“Whereas, the study found a number of violations of Disney’s corporate code of conduct on the part of its suppliers, as well as violations of Chinese Labor Law, and

“Whereas, the study found that a large majority of workers surveyed at those supplier factories were unaware of the corporate codes of conduct of Disney and other U.S. toy companies that are supplied by their factories,

“Therefore, be it resolved, that shareholders request that the Board of Directors review and report to shareholders by September 2005, on the adherence of Disney’s suppliers in China to Disney’s corporate code of conduct, to the provisions of the Chinese government’s Labor Law, and to the core conventions of the International Labor Organization (ILO). This report should be prepared at reasonable expense and contain no proprietary information.”

“Supporting Statement: “The New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, and the New York City Police and Fire Department Pension Funds (the ‘Systems’), believe that the adoption of this resolution will benefit the company by helping to ensure that it is not associated with human rights violations in the workplace. We urge you to vote FOR this proposal.”

The Board of the Company recommends a vote “AGAINST” this proposal for the following reasons:

The Company adopted its International Labor Standards (ILS) program in 1996. The program encompasses a comprehensive set of policies, practices and protocols designed to protect the interests of workers engaged in the manufacture of Disney merchandise throughout the world, including China, whether for licensees or for direct sale at Disney properties.

At the core of our ILS program are the principles set forth in the Company’s Code of Conduct for Manufacturers, which was established in 1996. The Code sets forth our requirements for manufacturers of Disney-branded merchandise with respect to working conditions, compensation and benefits, working hours, nondiscrimination, health and safety, association, environmental protection, compliance with law, monitoring of compliance and publication of the Code itself.

The principles embodied in our Code are consistent in most respects with the core conventions of the ILO, referred to in this shareholder proposal. Our Code and ILS program are not, however, limited to China; we apply our program in all countries where Disney-branded merchandise is manufactured, with active implementation and monitoring currently in progress in approximately 50 countries. In addition, our ILS program goes well beyond ILO principles by making education, cooperation, monitoring and remediation integral elements of a comprehensive labor policy. We have made meetings and training sessions with licensees, vendors, factories and business units an essential part of our ILS effort, holding hundreds of intensive training sessions with internal and external monitors, factory owners and managers, as well as with Disney employees. And when manufacturing facilities fall short of our Code standards, we seek to work with management to develop a remediation plan to bring the facility into compliance and thus permit continuing authorization to manufacture branded merchandise.

The requirements set forth in our Code are backed by an active monitoring program, using both internal and external monitors trained to perform thorough audits, including private discussions with factory workers. To date, we have conducted more than 40,000 audits of factories manufacturing Disney merchandise around the world.

In 2000, we began a project to enhance our monitoring programs by working with a group of interested nongovernmental investors to develop an independent, objective process to evaluate our monitoring efforts. The initial phase of this project, which included a detailed review of our policies and procedures as well as site visits to observe our monitoring process in action, has been completed. A second phase, involving the development of a more comprehensive approach to promoting sustained Code compliance, is currently in process. At the conclusion of this phase, we intend to report publicly on the project’s progress, outcomes and learnings. An overview of the project and working group participants can be found at http://corporate.disney.go.com/corporate/cooperative_monitoring.html. An interim report providing additional details on project participants, detailed objectives and approaches and early progress is expected to be issued early in calendar year 2005.

As we proceed with these ongoing efforts to enhance our global ILS activities, we do not believe that an additional special report on manufacturing in the People’s Republic of China would contribute significantly to our efforts.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.    The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, Shareholder Services, P.O. Box 11447, Burbank, California 91510-1447 or by calling Shareholder Services at (818) 553-7200.

Advance Notice Procedures.    Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2006 annual meeting, between October 14 and November 13, 2005. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to shareholder nominations. See “Governance of the Company—How does the Board select nominees for the Board?” for additional information about shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the 2006 Annual Meeting.    Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Corporate Secretary no later than September 8, 2005. Proposals should be sent to Corporate Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-0931.

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $16,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ANNEX I

CORPORATE GOVERNANCE GUIDELINE ON DIRECTOR INDEPENDENCE

It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s shareholders. In making this determination, the Board shall apply the following standards:

•	A Director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer of the Company may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a Director from being considered independent following that employment.
•	A Director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a Director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.
•	(A) A Director who is, or whose immediate family member is, a current partner of a firm that is the Company’s external auditor; (B) a Director who is a current employee of such a firm; (C) a Director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a Director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time may not be deemed independent.
•	A Director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.
•	A Director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.
•	Further to the provision above that applies to goods and services generally, a Director who is, or whose immediate family member is, an executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is a paid provider of professional services to the Company, any of its affiliates, any executive officer or any affiliate of an executive officer, and which received payments with respect to such services in an amount which, in the preceding twelve months, exceeds $60,000 (but does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues) may not be deemed independent.
•	A Director who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $200,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved in advance by the Board of Directors.

For purposes of these Guidelines, the terms:

•	“affiliate” means any consolidated subsidiary of the Company and any other Company or entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

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•	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and
•	“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand Directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

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ANNEX II

2005 STOCK INCENTIVE PLAN

1.    Purpose.    The purpose of The Walt Disney Company 2005 Stock Incentive Plan is to further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.    Definitions.    Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Company” means The Walt Disney Company, a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

“Eligible Person” means any person who is an employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the shares of Common Stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Plan” means The Walt Disney Company 2005 Stock Incentive Plan as set forth herein, as amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

3.    Administration.

3.1    Committee Members.    The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the New York Stock Exchange, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2    Committee Authority.    The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4    Grants to Non-Employee Directors.    Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.    Shares Subject to the Plan.

4.1    Maximum Share Limitations.    Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 27 million shares. Of such aggregate Plan limit, the maximum number of shares of Common Stock that may be issued under all Awards of Restricted Stock, Stock Units and Stock Awards under the Plan shall be limited to 10 million shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

4.2    Individual Participant Limitations.    The maximum number of shares of Common Stock that may be subject to Stock Options and Stock Appreciation Rights in the aggregate granted to any one Participant during any five calendar year period shall be 4.5 million shares. The maximum number of shares of Common Stock that may be subject to Awards of Restricted Stock, Stock Units and Stock Awards in the aggregate granted to any one Participant during any five calendar year period shall be 2.5 million shares. The foregoing limitations shall each be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate.

4.3    Adjustments.    If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.    Participation and Awards.

5.1    Designations of Participants.    All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2    Determination of Awards.    The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 13.1 hereof.

6.    Stock Options.

6.1    Grant of Stock Options.    A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2    Exercise Price.    The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3    Vesting of Stock Options.    The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

6.4    Term of Stock Options.    The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Affiliates.

6.5    Termination of Service.    Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 12.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (iv) three months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

6.6    Stock Option Exercise; Tax Withholding.    Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.7    Limited Transferability of Nonqualified Stock Options.    All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 13.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 13.2 hereof.

6.8    Additional Rules for Incentive Stock Options.

(a)    Eligibility.    An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)    Termination of Employment.    An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9    Repricing Prohibited.    Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

7.    Stock Appreciation Rights.

7.1    Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

7.2    Freestanding Stock Appreciation Rights.    A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

7.3    Tandem Stock Option/Stock Appreciation Rights.    A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.4    Payment of Stock Appreciation Rights.    A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5    Repricing Prohibited.    Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

8.    Restricted Stock Awards.

8.1    Grant of Restricted Stock Awards.    A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2    Vesting Requirements.    The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3    Restrictions.    Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4    Rights as Shareholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.    Stock Unit Awards.

9.1    Grant of Stock Unit Awards.    A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

9.2    Vesting of Stock Unit Awards.    On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

9.3    Payment of Stock Unit Awards.    A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

9.4    No Rights as Shareholder.    The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.    Stock Awards.

10.1    Grant of Stock Awards.    A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

10.2    Rights as Shareholder.    Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.    Change in Control.

11.1    Effect of Change in Control.    Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 11 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, (i) each outstanding Stock Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award shall become immediately and fully vested and payable.

11.2    Definitions

(a)    Cause.    For purposes of this Section 11, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

(b)    Change in Control.    For purposes of this Section 11, a “Change in Control” shall be deemed to have occurred upon:

(i) the occurrence of (A) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities; and (B) the termination of employment, within six (6) months following the Acquisition, of the individual who is the Chief Executive Officer of the Company immediately prior to the Acquisition, for any reason other than death, Disability, Cause, or voluntary resignation (but excluding any termination that constitutes a Constructive Termination or any resignation that was requested by the Board or any such Person (or its employees or representatives) that completes an Acquisition);

(ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof:

(iii) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(v) the sale or other disposition of all or substantially all of the assets of the Company;

(vi) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vii) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(c)    Constructive Termination.    For purposes of this Section 11, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(d)    Triggering Event.    For purposes of this Section 11, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.3 hereof.

11.3    Excise Tax Limit.    In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 11 shall be made by PricewaterhouseCoopers or any other nationally recognized accounting firm which is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11.3, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on December 30, 2004.

12.    Forfeirture Events.

12.1    General.    The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2    Termination for Cause.    Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2.

13.    General Provisions.

13.1    Award Agreement.    To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

13.2    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

13.3    Deferrals of Payment.    The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

13.4    Rights as Shareholder.    A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

13.5    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time.

13.6    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

13.7    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

13.8    Unfunded Plan.    The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

13.9    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

13.10    Plan Binding on Transferees.    The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

13.11    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.12    Foreign Jurisdictions.    The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

13.13    Substitute Awards in Corporate Transactions.    Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

13.14    Coordination with 2002 Executive Performance Plan.    For purposes of Restricted Stock Awards, Stock Unit Awards and Stock Awards granted under the Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, such Awards shall be granted in accordance with the provisions of the Company’s 2002 Executive Performance Plan (or any successor plan) to the extent necessary to satisfy the requirements of Section 162(m) of the Code.

13.15    Governing Law.    The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14.    Effective Date; Amendment and Termination.

14.1    Effective Date.    The Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders on the date of the 2005 Annual Meeting of Shareholders. The term of the Plan shall be seven (7) years from the date of adoption by the Board, subject to Section 14.3 hereof.

14.2    Amendment.     The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

14.3    Termination.    The Plan shall terminate on December 30, 2011, which is the seventh anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

Proxy Form — General

Annual Meeting of Shareholders – To Be Held February 11, 2005

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) THOMAS O. STAGGS, ALAN N. BRAVERMAN and DAVID K. THOMPSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2005 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2 AND 3; AGAINST PROPOSALS 4 AND 5; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

DIRECTIONS TO

THE MINNEAPOLIS CONVENTION CENTER

The Minneapolis Convention Center is located at 1301 Second Avenue South in downtown Minneapolis.

The meeting will take place in Ballroom AB (on the corner of Second Avenue South and 12th Street South).

Limited complimentary parking is available at the Central Lutheran Ramp located at 1401 Third Avenue South between 12th Street South and East 16th Street. Enter the Convention Center facility through Lobby B and follow the signs to Ballroom AB.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

ADMISSION TICKET

This ticket is valid to admit the shareholder and one guest to the 2005 Annual Meeting.

Please note that seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted in the meeting.

For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Please Mark Here for Address Change	☐
SEE REVERSE SIDE

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

(1) Election of Directors.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
(01) John E. Bryson (02) John S. Chen (03) Michael D. Eisner (04) Judith L. Estrin (05) Robert A. Iger (06) Fred H. Langhammer	(07) Aylwin B. Lewis (08) Monica C. Lozano (09) Robert W. Matschullat (10) George J. Mitchell (11) Leo J. O’Donovan. S.J. (12) Gary L. Wilson	☐	☐	☐
					THE BOARD RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 2005.		☐	☐	☐	(4)	To approve the shareholder proposal relating to greenmail.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(3) To approve the 2005 Stock Incentive Plan.		☐	☐	☐	(5)	To approve the shareholder proposal relating to China labor standards.	☐	☐	☐

Please indicate if you plan to attend the meeting.	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on February 10, 2005. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/dis		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.		the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

Annual Meeting of Shareholders

Date – February 11, 2005

Registration – 8:00 a.m. • Seating – 9:00 a.m.

Meeting Begins – 10:00 a.m.

Location – Minneapolis Convention Center

1301 Second Avenue South, Minneapolis, MN

Proxy Form—Householding Election

Annual Meeting of Shareholders – To Be Held February 11, 2005

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) THOMAS O. STAGGS, ALAN N. BRAVERMAN and DAVID K. THOMPSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2005 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2 AND 3; AGAINST PROPOSALS 4 AND 5; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

DIRECTIONS TO

THE MINNEAPOLIS CONVENTION CENTER

The Minneapolis Convention Center is located at 1301 Second Avenue South in downtown Minneapolis.

The meeting will take place in Ballroom AB (on the corner of Second Avenue South and 12th Street South).

Limited complimentary parking is available at the Central Lutheran Ramp located at 1401 Third Avenue South between 12th Street South and East 16th Street. Enter the Convention Center facility through Lobby B and follow the signs to Ballroom AB.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

ADMISSION TICKET

This ticket is valid to admit the shareholder and one guest to the 2005 Annual Meeting.

Please note that seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted in the meeting.

For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Please Mark Here for Address Change	☐
SEE REVERSE SIDE

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

(1) Election of Directors.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
(01) John E. Bryson (02) John S. Chen (03) Michael D. Eisner (04) Judith L. Estrin (05) Robert A. Iger (06) Fred H. Langhammer	(07) Aylwin B. Lewis (08) Monica C. Lozano (09) Robert W. Matschullat (10) George J. Mitchell (11) Leo J. O’Donovan. S.J. (12) Gary L. Wilson	☐	☐	☐
					THE BOARD RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 2005.		☐	☐	☐	(4)	To approve the shareholder proposal relating to greenmail.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(3) To approve the 2005 Stock Incentive Plan.		☐	☐	☐	(5)	To approve the shareholder proposal relating to China labor standards.	☐	☐	☐

Please indicate if you plan to attend the meeting.	☐	HOUSEHOLDING ELECTION Please Indicate if you consent to receive certain future investor communications in a single package per household	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on February 10, 2005. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/dis		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have proxy card in hand when you access the website.		Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.		the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

Annual Meeting of Shareholders

Date – February 11, 2005

Registration – 8:00 a.m. • Seating – 9:00 a.m.

Meeting Begins – 10:00 a.m.

Location – Minneapolis Convention Center

1301 Second Avenue South, Minneapolis, MN

Proxy Form—Electronic Delivery

Annual Meeting of Shareholders – To Be Held February 11, 2005

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) THOMAS O. STAGGS, ALAN N. BRAVERMAN and DAVID K. THOMPSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2005 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2 AND 3; AGAINST PROPOSALS 4 AND 5; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

DIRECTIONS TO

THE MINNEAPOLIS CONVENTION CENTER

The Minneapolis Convention Center is located at 1301 Second Avenue South in downtown Minneapolis.

The meeting will take place in Ballroom AB (on the corner of Second Avenue South and 12th Street South).

Limited complimentary parking is available at the Central Lutheran Ramp located at 1401 Third Avenue South between 12th Street South and East 16th Street. Enter the Convention Center facility through Lobby B and follow the signs to Ballroom AB.

You can access, view and download this year’s Annual Report and Proxy Statement at The Walt Disney Company Investor Relations website at www.disney.com/investors

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

ADMISSION TICKET

This ticket is valid to admit the shareholder and one guest to the 2005 Annual Meeting.

Please note that seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted in the meeting.

For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Please Mark Here for Address Change	☐
SEE REVERSE SIDE

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

(1) Election of Directors.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
(01) John E. Bryson (02) John S. Chen (03) Michael D. Eisner (04) Judith L. Estrin (05) Robert A. Iger (06) Fred H. Langhammer	(07) Aylwin B. Lewis (08) Monica C. Lozano (09) Robert W. Matschullat (10) George J. Mitchell (11) Leo J. O’Donovan. S.J. (12) Gary L. Wilson	☐	☐	☐
					THE BOARD RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 2005.		☐	☐	☐	(4)	To approve the shareholder proposal relating to greenmail.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(3) To approve the 2005 Stock Incentive Plan.		☐	☐	☐	(5)	To approve the shareholder proposal relating to China labor standards.	☐	☐	☐

Please indicate if you plan to attend the meeting.	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on February 10, 2005. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/dis		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have proxy card in hand when you access the website.		Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.		the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

Annual Meeting of Shareholders

Date – February 11, 2005

Registration – 8:00 a.m. • Seating – 9:00 a.m.

Meeting Begins – 10:00 a.m.

Location – Minneapolis Convention Center

1301 Second Avenue South, Minneapolis, MN

Proxy Form—Employee Plans

Annual Meeting of Shareholders – To Be Held February 11, 2005

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

This proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on all matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any 401(k) savings plan of the Company or its subsidies (the “Plans”). Shares in each of the Plans for which voting instructions are not received by February 9, 2005, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants of the Plan. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

DIRECTIONS TO

THE MINNEAPOLIS CONVENTION CENTER

The Minneapolis Convention Center is located at 1301 Second Avenue South in downtown Minneapolis.

The meeting will take place in Ballroom AB (on the corner of Second Avenue South and 12th Street South).

Limited complimentary parking is available at the Central Lutheran Ramp located at 1401 Third Avenue South between 12th Street South and East 16th Street. Enter the Convention Center facility through Lobby B and follow the signs to Ballroom AB.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

ADMISSION TICKET

This ticket is valid to admit the shareholder and one guest to the 2005 Annual Meeting.

Please note that seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted in the meeting.

For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Please Mark Here for Address Change	☐
SEE REVERSE SIDE

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

(1) Election of Directors.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
(01) John E. Bryson (02) John S. Chen (03) Michael D. Eisner (04) Judith L. Estrin (05) Robert A. Iger (06) Fred H. Langhammer	(07) Aylwin B. Lewis (08) Monica C. Lozano (09) Robert W. Matschullat (10) George J. Mitchell (11) Leo J. O’Donovan. S.J. (12) Gary L. Wilson	☐	☐	☐
					THE BOARD RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 2005.		☐	☐	☐	(4)	To approve the shareholder proposal relating to greenmail.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(3) To approve the 2005 Stock Incentive Plan.		☐	☐	☐	(5)	To approve the shareholder proposal relating to China labor standards.	☐	☐	☐

Please indicate if you plan to attend the meeting.	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on February 9, 2005. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/dis1		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have proxy card in hand when you access the website.		Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.		the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

Annual Meeting of Shareholders

Date – February 11, 2005

Registration – 8:00 a.m. • Seating – 9:00 a.m.

Meeting Begins – 10:00 a.m.

Location – Minneapolis Convention Center

1301 Second Avenue South, Minneapolis, MN